Exhibit 10.23

THIS AGREEMENT made this 13th day of February, 2004

BETWEEN:

THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

a body corporate, having its head office

in Toronto, Canada, and having a local

office at                                 1475 E. Woodfield Road Suite 108

in the Village

of                                              Schaumburg, Illinois 60173

(hereinafter called the “Landlord”)

OF THE FIRST PART,

— and —

AMERICAN PHARMACEUTICAL PARTNERS, INC.

having an office at                 1501 E. Woodfield Road

  Suite 300 East

  Floor(s) third Floor East and third Floor South

in the Village

of                                             Schaumburg, Illinois 60173

(hereinafter called the “Tenant”)

OF THE SECOND PART,

In consideration of the rents, covenants and agreements hereinafter contained, the Landlord and Tenant hereby agree as follows:

1. LEASED PREMISES

Leased Premises

The Landlord does demise and lease to the Tenant the premises (the “Leased Premises”) located in a building (the “Building”) having a municipal address of 1501 E. Woodfield Road, Suite 300 East in the Village of Schaumburg and known as Schaumburg Corporate Center (the Leased Premises, the Building, together with the lands described in Schedule “A” attached hereto and present and future improvements, additions and changes thereto being herein called the “Property”). The Leased Premises are located on third Floor East and third Floor South and the approximate location is outlined in heavy black and cross hatched on the plan or plans marked Schedule(s) “B1” attached hereto. The parties agree that the Rentable Area of the Leased Premises is 45,407 square feet. Notwithstanding the foregoing, Tenant shall be entitled to cause the Leased Premises to be re-measured, with such re-measurement being performed by a licensed architect in accordance with the provisions of Schedule “B” attached hereto no later than 10 days after the date this Lease has been signed and delivered by the parties. In the event that the Leased Premises contains other than the stated square feet, Basic Rent, Tenant’s Proportionate Share and any other provisions of this Lease which are based on the size of the Leased Premises shall be ratably modified. If Landlord disagrees with Tenant’s re-measurement, Landlord’s and Tenant’s architects shall together select a third architect at their joint expense who shall determine the size of the Leased Premises. Tenant has certain rights of expansion as more particularly set forth in Schedules “L-1” and “L-2”. In addition to those rights, Landlord will use commercially reasonable efforts to accommodate Tenant’s future expansion needs on all space that is contiguous with the Leased Premises. The immediately preceding sentence only obligates Landlord to act in a commercially reasonable manner and in good faith in dealing with Tenant at such time as Tenant may subsequently request additional space from Landlord, and it does not obligate Landlord to any particular terms and conditions regarding such expansion needs or to apprise Tenant of the status of contiguous space, unless Tenant requests information regarding the status of contiguous space, in which case Landlord shall make commercially reasonable and good faith efforts to respond to such request. Landlord represents to Tenant that to the best of Landlord’s knowledge, with respect to fourth Floor East and third Floor South of the Building, all rights of current tenants to expand, other option rights and rights of first refusal or first offer, as of the date hereof, are accurately and fully set forth in Schedule “M-2”. Notwithstanding the foregoing, Landlord shall not be liable to Tenant in the event that Landlord inadvertently fails to include on Schedule “M-2” all of the rights described in the preceding sentence provided that Landlord made good faith and diligent efforts to identify all of such rights on Schedule “M-2”.

2. TERM

Term

(a) TO HAVE AND TO HOLD the Leased Premises for and during the term of 10 years (the “Term”) to be computed from the Commencement Date, unless otherwise properly terminated pursuant to the express provisions of this Lease. The Commencement Date shall be the later to occur of (i) the 1st day of June, 2006 or (ii) two years following the Outside Completion Date. The Outside Completion Date is the date on which Tenant substantially completes Tenant’s Work described in Schedule “F” attached hereto but not later than August 1, 2004; provided, however, that the Outside Completion Date may be extended for the period in which completion of Tenant’s Work is actually delayed on account of any Landlord Delay or Force Majeure (as such terms are defined in Section 16 hereof). Notwithstanding anything to the contrary in this Lease, Tenant shall not be entitled to claim Force Majeure (i) with respect to any inability to obtain materials or supplies required in connection with Tenant’s Work or (ii) to the extent that any delay in completion of Tenant’s Work associated therewith was reasonably avoidable by Tenant.

Over-holding

(b) If at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only, at “Basic Rent” (as hereinafter defined) equal to the holdover multiplier times the then-current Basic Rent, payable monthly in advance, plus “Additional Rent” (as hereinafter defined) and otherwise upon and subject to the same terms and conditions as herein contained, excepting provisions for renewal (if any) and leasehold improvement allowance (if any), contained herein, and nothing, including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary except an agreement in writing between the Landlord and the Tenant, and the Tenant hereby authorizes the Landlord to apply any moneys received from the Tenant in payment of such monthly Rent. The holdover multiplier shall be 125% for the first 30 days of holdover, 150% for the next 60 days of holdover, and 200% for each additional period of 30 days thereafter. Notwithstanding the foregoing, in the event that the Tenant shall hold over after the expiration of the Term and the Landlord shall desire to regain possession of the Leased Premises promptly at the expiration of the Term, then the Landlord, at its sole option, may forthwith re-enter and take possession of the Leased Premises without process, or by any legal process in force, Tenant hereby expressly waiving any and all notices to cure or vacate or to quit the Leased Premises provided by current or future law (except for those notices specifically required by this Lease).

3. RENT

Basic Rent

(a) (i) The Tenant shall without demand, deduction or right of offset pay to the Landlord yearly and every year during the Term as rental (herein called “Basic Rent”), the sum of Four Hundred Sixty Thousand Eight Hundred Eighty-Four and 00/100 Dollars ($460,884.00) of lawful money of the jurisdiction in which the Leased Premises are located, in equal monthly installments of Thirty-Eight Thousand Four Hundred Seven and 00/100 Dollars ($38,407.00) each in advance on the first day of each month during the Term, the first payment to be made on the first day of June, 2006 (assuming that June 1, 2006 is in fact the Commencement Date described above, and if not, all of the dates described in this Section 3 shall be revised accordingly based on Section 2(a) above).

Increase in

Basic Rent

(ii)	Commencing on the 1st day of June 2007 and continuing until the 31st day of May, 2008, the Basic Rent shall be increased to Four Hundred Sixty-Nine Thousand Nine Hundred Sixty-Eight and 00/100 Dollars ($469,968.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Thirty-Nine Thousand One Hundred Sixty-Four and 00/100 Dollars ($39,164.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2007.

(iii)	Commencing on the 1st day of June 2008 and continuing until the 31st day of May, 2009, the Basic Rent shall be increased to Four Hundred Seventy-Nine Thousand Four Hundred Ninety-Six and 00/100 Dollars ($479,496.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Thirty-Nine Thousand Nine Hundred Fifty-Eight and 00/100 Dollars ($39,958.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2008.

(iv)	Commencing on the 1st day of June 2009 and continuing until the 31st day of May, 2010 the Basic Rent shall be increased to Four Hundred Eighty-Nine Thousand Thirty-Six and 00/100 Dollars ($489,036.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Forty Thousand Seven Hundred

Fifty-Three and 00/100 Dollars ($40,753.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2009.

(v)	Commencing on the 1st day of June 2010 and continuing until the 31st day of May, 2011, the Basic Rent shall be increased to Four Hundred Ninety-Nine Thousand Twenty and 00/100 Dollars ($499,020.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Forty-One Thousand Five Hundred Eighty-Five and 00/100 Dollars ($41,585.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2010.

(vi)	Commencing on the 1st day of June 2011 and continuing until the 31st day of May, 2012, the Basic Rent shall be increased to Five Hundred Nine Thousand Sixteen and 00/100 Dollars ($509,016.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Forty-One Thousand Four Hundred Eighteen and 00/100 Dollars ($42,418.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2011.

(vii)	Commencing on the 1st day of June 2012 and continuing until the 31st day of May, 2013, the Basic Rent shall be increased to Five Hundred Nineteen Thousand and 00/100 Dollars ($519,000.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Forty-Three Thousand Two Hundred Fifty and 00/100 Dollars ($43,250.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2012.

(viii)	Commencing on the 1st day of June 2013 and continuing until the 31st day of May, 2014, the Basic Rent shall be increased to Five Hundred Twenty-Nine Thousand Four Hundred Forty and 00/100 Dollars ($529,440.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Forty-Four Thousand One Hundred Twenty and 00/100 Dollars ($44,120.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2013.

(ix)	Commencing on the 1st day of June 2014 and continuing until the 31st day of May, 2015, the Basic Rent shall be increased to Five Hundred Thirty-Nine Thousand Eight Hundred Ninety-Two and 00/100 Dollars ($539,892.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Forty-Four Thousand Nine Hundred Ninety-One and 00/100 Dollars ($44,991.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2014.

(x)	Commencing on the 1st day of June 2015 and continuing until the 31st day of May, 2016, the Basic Rent shall be increased to Five Hundred Fifty Thousand Seven Hundred Eighty-Eight and 00/100 Dollars ($550,788.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located payable in equal monthly installments of Forty-Five Thousand Eight Hundred Ninety-Nine and 00/100 Dollars ($45,899.00) each in advance on the first day of each month during the Term, the first payment to be made on the 1st day of June, 2015.

Additional

Rent

(b) The Tenant shall, without deduction or right of offset pay to the Landlord yearly and every year during the Term as additional rental (herein called “Additional Rent”).

(i)	the amounts of any Taxes payable by the Tenant to the Landlord pursuant to the provisions of Schedule “C” attached hereto; and

(ii)	the amounts required to be paid to the Landlord pursuant to the provisions of Schedule “D” attached hereto.

Payment -

Additional Rent

(c) Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months (“Fiscal Period”), which shall be a calendar year unless the Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to the Tenant. Payments of Additional Rent shall be made in equal monthly installments, each in advance on the first day of each month during the Term.

The Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period (or broken portion of the Fiscal Period, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period) which commenced upon the commencement date of the Term and for each succeeding Fiscal Period or broken portion thereof which commences during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated. The Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder based on the Landlord’s estimate as aforesaid. From time to time, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof. After the end of each such Fiscal Period or broken portion thereof the Landlord shall provide the Tenant with a statement of the actual Additional Rent payable in respect of such Fiscal Period or broken portion thereof and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than (as the case may be) the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal Period.

        Within thirty (30) days after the submission of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal Period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such Fiscal Period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments. Such obligations of Landlord and Tenant pursuant to this Section 3(c) shall survive the termination or expiration of this Lease.

Recovery

of Rent

(d) In this Lease “Rent” means all amounts required to be paid by the Tenant pursuant to this Lease including without limitation Basic Rent and Additional Rent.

Accrual

of Rent

(e) Basic Rent and Additional Rent shall be considered as accruing from day to day, and for an irregular period of less than one year or less than one calendar month shall be apportioned and adjusted by the Landlord for the Fiscal Periods of the Landlord in which the Term created hereby commences and expires. Where the calculation of Additional Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant to pay Additional Rent shall survive the termination hereof, and Additional Rent for such period shall be payable by the Tenant upon demand by the Landlord. If the Rental Term commences or expires on any day other than the first or the last day of a month, Basic Rent and Additional Rent for such fraction of a month shall be apportioned and adjusted as aforesaid and paid by the Tenant on commencement date of the Term.

Limitations

(f) The information set out in statements, documents or other writings setting out the amount of Additional Rent submitted to the Tenant under or pursuant to this Lease shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reason unless the Tenant gives written notice (the “Dispute Notice”) to the Landlord within one hundred twenty (120) days of the Landlord’s submission of such statement, document, or writing identifying the statement, document, or writing. The Dispute Notice shall set out in reasonable detail the reason why such statement, document or writing is in error or otherwise should not be binding on the Tenant. If the Tenant disputes the amount of the Additional Rent as aforesaid, and if such dispute is not resolved within thirty (30) days after the Tenant delivers the Dispute Notice to the Landlord, then the Tenant may cause an audited statement of Additional Rent to be prepared by an independent nationally recognized firm of public accountants that does not otherwise represent Tenant or any of Tenant’s affiliates, officers or directors. The statement of Additional Rent as prepared by such accountants shall be final and binding upon the parties hereto and within fifteen (15) days after delivery of such statement of Additional Rent to the parties by the accountants, and the Landlord and Tenant shall readjust Additional Rent as contemplated by section 3(c). The cost of preparation of such audited statement shall be paid by the Tenant as Rent unless the amount of Additional Rent payable by the Tenant as set forth in such audited financial statement is at least 3% less than the amount of Additional Rent demanded by the Landlord in accordance with the statement delivered to the Tenant pursuant to section 3(c), in which case the reasonable portion of said cost shall be paid by Landlord. The parties acknowledge that as of the date this Lease is signed by the parties, a cost for such audited statement in excess of $3,500.00 would not be reasonable.

4. SECURITY DEPOSIT; SECURITY INTEREST

Security

Deposit

The Tenant shall pay to the Landlord on execution of this Lease by the Tenant the sum of $250,000.00 (or deliver a letter of credit in such amount in accordance with Schedule “I”) as a deposit to the Landlord to stand as security for the payment by the Tenant of any and all present and future debts and liabilities of the

Tenant to the Landlord and for the performance by the Tenant of all of its obligations arising under or in connection with this Lease (the “Debts, Liabilities and Obligations”). The Landlord shall not be required to keep the deposit separate from its general funds. In the event of the Landlord disposing of its interest in this Lease, the Landlord shall credit the deposit to its successor and thereupon shall have no liability to the Tenant to repay the security deposit to the Tenant. Subject to the foregoing and to the Tenant not being in default under this Lease, the Landlord shall repay the security deposit to the Tenant without interest upon the Commencement Date or sooner termination of the Lease, provided that all Debts, Liabilities and Obligations of the Tenant (to the extent that they have accrued as of such date) to the Landlord are paid and performed in full, failing which the Landlord may on notice to the Tenant elect to retain the security deposit and to apply it in reduction of the Debts, Liabilities and Obligations which have accrued as of such date, and the Tenant shall remain fully liable to the Landlord for payment and performance of the remaining Debts, Liabilities and Obligations.

Security

Interest

[Intentionally deleted.]

5. GENERAL COVENANTS

Landlord’s

Covenant

(a) The Landlord covenants with the Tenant:

(i) for quiet enjoyment; and

(ii) to observe and perform all the covenants and obligations of the Landlord herein.

Tenant’s

Covenant

(b) The Tenant covenants with the Landlord:

(i) to pay all Rent required hereby; and

(ii) to observe and perform all the covenants and obligations of the Tenant herein.

6. USE AND OCCUPANCY

The Tenant covenants with the Landlord:

Use

(a) not to use the Leased Premises for any purpose other than general office use, and Tenant shall ensure that such use shall be consistent with the character of the Property and compatible with the other uses of the Property. In no event shall the Leased Premises be used in any manner that would violate the restrictive covenants set forth in Schedule “J” attached hereto;

Waste,

Nuisance, etc.

(b) not to commit, or permit, any waste, injury or damage to the Property including the Leasehold Improvements (ordinary wear and tear and damage resulting from casualty or condemnation excepted), any loading of the floors thereof in excess of the maximum degree of loading as determined by the Landlord acting reasonably, any nuisance (as such term is defined under applicable law) therein or any use or manner of use causing unreasonable annoyance to other tenants and occupants of the Property or to the Landlord (as determined by Landlord in its reasonable opinion);

Insurance

Risks

(c) not to do, omit or permit to be done or omitted to be done upon the Property anything which would cause to be increased the Landlord’s cost of insurance or the costs of insurance of another tenant of the Property against perils as to which the Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation;

Compliance

with Law

(d) to comply at its own expense with all governmental laws, regulations and requirements pertaining to the occupation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein;

Environmental

Compliance

(e)	(i) to conduct and maintain its business and operations at the Leased Premises so as to comply in all respects with common law and with all present and future applicable federal, provincial/ state, local, municipal, governmental or quasi-governmental laws, by-laws, rules, regulations, licenses, orders, guidelines, directives, permits, decisions or requirements concerning occupational or public health and safety or the environment and any order, injunction, judgment, declaration, notice or demand issued thereunder, (“Environmental Laws”);

(ii) not to permit or suffer any substance which is hazardous or is prohibited, restricted, regulated or controlled under any Environmental Law to be present at, on or in the Leased Premises, unless it has received the prior written consent of the Landlord which consent may be arbitrarily withheld (however, with Landlord’s consent which shall not be unreasonably withheld, Tenant may utilize Pharmaceutical Hazardous Substances (defined below) and hazardous substances which are normally used in office operations provided that such use is in a manner which strictly complies with Environmental Laws). Pharmaceutical Hazardous Substances are samples of medicine that remain sealed and are not offered for sale at the Property. In no event shall Pharmaceutical Hazardous Substances include any radioactive materials, and Tenant shall indemnify and hold Landlord harmless from any liability associated with Pharmaceutical Hazardous Substances;

Rules and

Regulations

(f) to observe and perform, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule “E” hereto, and such further and other reasonable rules and regulations and amendments and additions therein as may hereafter be made by the Landlord and notified in writing to the Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless the Tenant consents thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement or otherwise. To the extent enforced by Landlord, all Rules and Regulations shall be enforced in a non-discriminatory manner as between all office tenants in the Building or the Property.

7. ASSIGNMENT AND SUB-LETTING

No Assignment

and Subletting

(a) Except as specifically permitted hereby, the Tenant covenants that it will not assign this Lease or sublet all or any part of the Leased Premises or mortgage or encumber this Lease or the Leased Premises or any part thereof, or suffer or permit the occupation of all or any part thereof by others (each of which is a “Transfer”) without the prior written consent of the Landlord, which consent the Landlord covenants not to withhold, condition or delay unreasonably (i) as to any assignee, subtenant or occupant (the “Transferee”) who in Landlord’s reasonable opinion is in a satisfactory financial condition, agrees to use the Leased Premises for those purposes permitted hereunder, and is otherwise reasonably satisfactory to the Landlord, and (ii) as to any portion of the Leased Premises which, in the Landlord’s reasonable determination, is a proper and rational division of the Leased Premises, subject to the Landlord’s right of termination arising under this paragraph. This prohibition against a Transfer shall be construed to include a prohibition against any Transfer by operation of law.

Assignment or

Subletting

Procedures

(b) The Tenant shall not effect a Transfer (other than a Permitted Transfer) unless:

(i) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with the Lease, and the acceptance of which would not breach any provision of this Lease if this paragraph is complied with and which the Tenant has determined to accept subject to this paragraph being complied with, and

(ii) it shall have first requested and obtained the consent in writing of the Landlord thereto.

Any request for consent shall be in writing and accompanied by a copy of the offer certified by the Tenant to be true and complete, and the Tenant shall furnish to the Landlord all information available to the Tenant and reasonably requested by the Landlord as to the responsibility, financial standing and business of the proposed Transferee. Any request for consent shall be in writing, and the Tenant shall furnish to the Landlord all information available to the Tenant and reasonably requested by the Landlord as to the responsibility, financial standing and business of the proposed Transferee. Following Tenant’s submission of the information referenced in the preceding sentence, Landlord agrees that, upon Tenant’s request, Landlord shall notify Tenant of any remaining information which will be required of Tenant or any proposed assignee or subtenant with respect to any proposed assignment or subletting. Notwithstanding the provisions of sub-paragraph (a), within ten (10) business days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder, the Landlord shall have the right upon written notice of termination submitted to the Tenant, if the request is to assign this Lease or sublet the whole of the Leased Premises, to cancel and terminate this Lease, or if the request is to sublet a part of the Leased Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice of termination which shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice; provided, however, that if Tenant’s notice indicated that its proposed sublease would commence on a date more than ninety (90) days following the date of such notice, the termination date shall be the date of commencement of the proposed sublease. In such event the Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with such notice of termination and Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if a part only of the Leased Premises is surrendered, Basic Rent and Additional Rent shall after the date of surrender abate proportionately. If such consent shall be given, the Tenant shall effect the Transfer only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. Any consent shall be given without prejudice to the Landlord’s rights under the Lease and shall be limited to the particular Transfer in respect of which it was given and shall not be deemed to be an authorization for or consent to any further or other Transfer. Notwithstanding the foregoing, Landlord agrees not to exercise its recapture right with respect to any sublease provided that the aggregate of all subleased space in the Leased Premises does not exceed 50% thereof and at the time of entering into such sublease there is at least three (3) years remaining in the Term.

Excess Transfer

Rent

(c) In the event the Landlord consents to any Transfer (other than a Permitted Transfer), the Tenant shall pay to the Landlord, as and when amounts on account are due or paid by the Transferee to the Tenant, fifty percent (50%) of all excess Transfer rents (hereinafter called the “Excess Transfer Rent”), if any, as Rent. The Excess Transfer Rent shall be determined in accordance with the following formula:

all gross revenue received by the Tenant from the Transferee and attributable to the Transfer less:

i)	the Rent paid by the Tenant to the Landlord during the term of the Transfer;

ii)	any reasonable and customary out of pocket transaction costs incurred by the Tenant in connection with such Transfer including attorney’s fees, brokerage commissions, cash inducements and alteration costs (which transaction costs shall be amortized on a straight line basis over the term of the Transfer).

The Tenant agrees to promptly furnish such information with regard to the Excess Transfer Rent as the Landlord may request from time to time.

Assumption of

Obligations

(d) No Transfer shall be effective unless the Transferee shall execute an agreement on the Landlord’s form, assuming all the obligations of the Tenant hereunder, and shall have paid to the Landlord its reasonable fee for processing the Transfer.

Tenant’s Continuing

Obligations

(e) The Tenant agrees that any consent to a Transfer shall not thereby release the Tenant of its obligations hereunder. Notwithstanding anything to the contrary contained herein provided Tenant gives Landlord ten (10) days prior written notice, Tenant shall be entitled to assign this Lease or sublet the Premises to an entity (“Controlled Tenant”) (i) resulting from the merger of the originally named Tenant with, or acquisition (including all or substantially all of the assets) by or of, another company (provided that in the case Tenant is not the survivor in a merger with the Controlled Tenant, such Controlled Tenant shall have a tangible net worth not less than the tangible net worth of Tenant as of the date of this Lease), or (ii) any company that is and remains throughout the Lease Term an affiliate of Tenant. As used in the immediately preceding sentence, an affiliate is a company that controls Tenant, is controlled by Tenant or which is controlled by a company that likewise controls Tenant. In connection with any such assignment, Tenant shall cause the Controlled Tenant to execute and deliver to Landlord an agreement whereby the Controlled Tenant agrees to be bound by all the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, and whereby the Controlled Tenant agrees that the provisions of this paragraph shall be binding upon it as if it were the original Tenant hereunder. Together with its required notice to Landlord regarding the proposed transfer to a Controlled Tenant, Tenant shall provide Landlord with supporting documentation confirming to Landlord’s reasonable satisfaction that the transferee is, in fact, a Controlled Tenant. In no event shall the Tenant be released from liability for the obligations under the Lease upon a transfer to a Controlled Tenant; provided, however, and notwithstanding any provision herein to the contrary, in the event of (i) a merger of the originally named Tenant with a Controlled Tenant which consists of another company, (ii) in which Tenant ceases to exist as a legal entity and the successor Controlled Tenant shall, upon completion of said merger, have a tangible net worth not less than the tangible net worth of Tenant as of the date of this Lease, and (iii) such successor Controlled Tenant executes a written instrument (which is delivered to Landlord) in which such successor Controlled Tenant agrees to be bound by all the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, and whereby the Controlled Tenant agrees that the provisions of this paragraph shall be binding upon it as if it were the original Tenant, then the originally named Tenant shall thereupon be released from its obligations hereunder.

Change of

Control

(f) If the Tenant or occupant of the Leased Premises at any time is a corporation, it is acknowledged and agreed that the transfer of the majority of the issued capital stock of the corporation or the transfer or issuance of any capital stock of the corporation sufficient to transfer effective voting control of the corporation to others than the shareholder or shareholders having effective voting control of the corporation immediately prior to such transfer or issuance, shall be deemed for all purposes of this paragraph 7 to be a Transfer (except as otherwise provided in (e) above) and, accordingly, a violation of this paragraph 7 respecting assignment of this Lease unless the prior written consent of the Landlord is first obtained, and the Landlord shall have all of the same rights in respect thereof as though any such transfer or issuing of shares or proposed transferring or issuing of shares were a Transfer. The Landlord shall have access at all reasonable times to the corporate books and records of the Tenant, and the Tenant shall make the same available to the Landlord or its representatives upon Landlord’s reasonable request, for inspection and copying at all times in order to ascertain whether or not there has at any time during the Term of this Lease been a transfer or issuing of shares sufficient to constitute a change in the effective voting control of the Tenant. This subparagraph 7 (f) shall not apply to the Tenant if and for so long as the Tenant is a corporation whose shares are listed and traded on any recognized stock exchange in Canada or the United States.

8. REPAIR & DAMAGE

Landlord’s

Repairs to

Building &

Property

(a) The Landlord covenants with the Tenant to keep in a good, substantial and reasonable state of repair and decoration consistent with other Class A office buildings located in the Woodfield area of Schaumburg, Illinois:

(i)	those portions of the Property consisting of the entrance, lobbies, stairways, corridors, landscaped areas, parking areas, and other facilities from time to time provided for use in common by the Tenant and other tenants of the Building or Property, and the exterior portions (including foundations and roofs) of all buildings and structures from time to time forming part of the Property and affecting its general appearance; and

(ii)	the Building (other than the Leased Premises and premises of other tenants), including the systems for interior climate control, the elevators and escalators (if any), entrances, lobbies, stairways, corridors and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for bringing utilities to the Leased Premises.

Landlord’s

Repairs to the

Leased Premises

(b) The Landlord covenants with the Tenant to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in or damage to standard demising walls or structural elements, exterior walls of the Building, suspended ceiling, electrical and mechanical installations standard to the Building installed by the Landlord in the Leased Premises (if and to the extent that such defects are sufficient to impair the Tenant’s use of the Leased Premises while using them in a manner consistent with this Lease), “Insured Damage” (as herein defined) and all common areas of the Building or the Property. The Landlord shall in no event be required to make repairs to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or another tenant or to make repairs to wear and tear within the Leased Premises. If any maintenance, repairs or replacements are necessary that are the Landlord’s responsibility hereunder, the Tenant shall give to the Landlord notice in writing, and within a reasonable time thereafter the Landlord will forthwith proceed to make all necessary maintenance, repairs or replacements in a good and workmanlike manner and to the reasonable satisfaction of the Tenant. The failure by the Tenant to give notice shall not relieve the Landlord from any of its obligations to repair or replace in accordance with the provisions hereof. If the Landlord refuses or neglects to repair within the time frame described above on the terms set forth in this Lease, unless Landlord is then diligently pursing required maintenance, repairs or replacements, the Tenant may, but shall not be obligated to, make such maintenance, repairs or replacements if and only to the extent that such maintenance, repairs or replacements can be effected from inside the Leased Premises. Landlord shall be obligated to pay Tenant’s reasonable out-of-pocket costs and expenses in connection with fulfilling such obligations of Landlord. Notwithstanding the foregoing, in the event of any interruption of service required to be provided by Landlord that renders the Leased Premises untenantable for a minimum of 5 business days and results solely from Landlord’s negligence, Rent shall abate for every business day in which such interruption continues beyond said 5 business day period.

Tenant’s

Repairs

(c) The Tenant covenants with the Landlord to repair, maintain and keep at the Tenant’s own cost, except insofar as the obligation to repair rests upon the Landlord pursuant to this Lease, the Leased Premises, including Leasehold Improvements in good and substantial repair, reasonable wear and tear and damage from condemnation excepted, provided that this obligation shall not extend to structural elements or to exterior glass or to repairs which the Landlord would be required to make under this paragraph but for the exclusion therefrom of defects not sufficient to impair the Tenant’s use of the Leased Premises while using them in a manner consistent with this Lease. The Landlord may enter the Leased Premises, after giving the Tenant reasonable advance, verbal notice (which shall not be required in the event of an emergency) and view the condition thereof, and the Tenant covenants with the Landlord to repair, maintain and keep the Leased Premises in good and substantial repair, reasonable wear and tear and damage from condemnation excepted. If the Tenant shall fail to repair as aforesaid after 10 days notice to do so, the Landlord may effect the repairs and the Tenant shall pay the reasonable cost thereof to the Landlord on demand. The Tenant covenants with the Landlord that the Tenant will at the expiration of the Term or sooner termination thereof peaceably surrender the Leased Premises and appurtenances in good and substantial repair and condition, reasonable wear and tear and damage from condemnation excepted.

Indemnification

(d) If any part of the Property becomes damaged or destroyed through the gross negligence or willful misconduct of the Tenant or its employees, agents, invitees or others under its control, the Tenant shall pay the Landlord on demand the actual cost of such repairs or replacements necessitated by such negligence or misuse.

Damage and

Destruction

(e) It is agreed between the Landlord and the Tenant that:

(i)	in the event of damage to the Property or to any part thereof, if in the reasonable opinion of the Landlord the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of ten (10) days, then

(1)	unless the damage was caused by the fault or negligence of the Tenant or its employees, agents, invitees or others under its control, from the date of occurrence of the damage and until the Leased Premises are again reasonably capable for use and occupancy as aforesaid, the Rent payable pursuant to this Lease shall abate in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

(2)	unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in sub-paragraphs (a), (b) and (c) of this paragraph) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence;

(ii)	if the damage is such that the Leased Premises are rendered untenantable, in whole or in part, and if, in the opinion of the Landlord, the damage cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of the damage, then the Landlord may, within thirty (30) days after the date of the damage, terminate this Lease by notice to the Tenant. Upon the Landlord giving such notice, this Lease shall be terminated as of the date of the damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of the damage;

(iii)	the Landlord shall not be required to use plans and specifications and working drawings used in the original construction of the Building and nothing in this Section requires the Landlord to rebuild the Building in the condition and state that existed before the damage, but the Building, as rebuilt, will have reasonably similar facilities and services to those in the Building prior to the damage; and

(iv)	if premises whether of the Tenant or other tenants of the Property comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by the Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within one hundred and eighty (180) days after the occurrence thereof, then the Landlord may, by written notice to the Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sub-paragraphs (a) (b) and (c) of this paragraph, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within sixty (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under sub-paragraph (e) (i) of this paragraph).

(v)	Notwithstanding anything herein to the contrary, in the event Landlord does not complete its required restoration of the Leased Premises within 270 days after the occurrence of the damage or destruction, Tenant shall be entitled to terminate this Lease by giving Landlord written notice of intent to terminate within ten (10) days after expiration of such 270 day period. However, if at any time Landlord believes it will be unable to complete restoration within such 270 day period, it shall be entitled to notify Tenant in writing of the Landlord’s estimated time frame for completion of restoration and if Tenant fails to cancel this Lease by notice of cancellation given to Landlord within 10 days following Landlord’s written notice, such 270 day period shall automatically be extended to the last day of Landlord’s estimated time frame.

9. INSURANCE AND LIABILITY

Landlord’s

Insurance

(a) The Landlord shall take out and keep in force during the Term insurance with respect to the Property except for the “Leasehold Improvements” (as hereinafter defined) in the Leased Premises. The insurance to be maintained by the Landlord shall be in respect of perils and in amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonable prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by the Landlord, and whose opinion shall be conclusive. Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insured against by the Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils and may include at the option of the Landlord losses suffered by the Landlord in its capacity as Landlord through business interruption. The insurance to be maintained by the Landlord shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over which the insurer might otherwise be entitled against the Tenant or the agents or employees of the Tenant.

Tenant’s

Insurance

(b) The Tenant shall take out and keep in force during the Term:

(i)	comprehensive general public liability insurance all on an occurrence basis with respect to the business carried on in or from the Leased Premises and the Tenant’s use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Three Million Dollars ($3,000,000) or such other amount as the Landlord may reasonably require upon not less than one (1) month notice at any time during the Term, which insurance shall include the Landlord as a named insured and shall contain a cross liability clause protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured;

(ii)	insurance in respect of fire and such other perils as are from time to time in the usual extended coverage endorsement covering the Leasehold Improvements, trade fixtures, and the furniture and equipment in the Leased Premises for not less than 80% of the full replacement cost thereof, and which insurance shall include the Landlord as a named insured as the Landlord’s interest may appear; and

(iii)	insurance against such other perils and in such amounts as the Landlord may from time to time reasonably require upon not less than ninety (90) days’ written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

All insurance required to be maintained by the Tenant shall be on terms and with insurers reasonably satisfactory to the Landlord. Each policy shall contain: (A) a waiver by the insurer of any rights of subrogation or indemnity or any other claim over to which the insurer might otherwise be entitled against the Landlord or the agents or employees of the Landlord and (B) a cross liability clause. Tenant’s insurance coverage shall contain a good faith undertaking by the insurer that no material change adverse to the policy will be made, and the policy will not lapse or be canceled, except after not less than thirty (30) days’ written notice to the Landlord of the intended change, lapse or cancellation. The Tenant shall furnish to the Landlord, upon Landlord’s reasonable request, certificates or other evidence reasonably acceptable to the Landlord as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, and if the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under sub-paragraph (b). If the Tenant shall fail to take out, renew and keep in force such insurance, (or if no evidence thereof is submitted to Landlord within the earlier of thirty (30) days after request therefor by the Landlord or 10 days prior to expiration of any existing policy), then the Landlord may give to the Tenant written notice requiring compliance with this sub-paragraph and specifying the respects in which the Tenant is not then in compliance with this sub-paragraph. If the Tenant does not within two (2) business days provide appropriate evidence of compliance with this sub-paragraph, the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses incurred by the Landlord to the Landlord on demand.

Limitation of

Landlord’s

Liability

(c) The Tenant agrees that the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees or licensees or any other person in, on or about the Property unless resulting from the willful misconduct or gross negligence of the Landlord or its own employees. In no event shall the Landlord be liable for any damage, including indirect, special or consequential damages, which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any such damage caused by anything done or omitted by any other tenant, unless any of the foregoing results from the gross negligence or willful misconduct of Landlord.

Indemnity

(d) Except with respect to claims or liabilities in respect of any damage which is Insured Damage or which results from the gross negligence or willful misconduct of Landlord, the Tenant agrees to indemnify and save harmless the Landlord in respect of any of the following claims that arise in favor of third parties:

(i)	all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work or any act or omission of the Tenant or any assignee, sub-tenant, agent, employee, contractor of the Tenant (or by any invitee or licensee of Tenant for their actions inside the Leased Premises), and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

(ii)	any loss, cost, (including, without limitation, lawyers’ fees and disbursements), expense or damage suffered by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

(e) Except with respect to claims or liabilities in respect of any damage which is Insured Damage and to the extent resulting from gross negligence or willful misconduct of Tenant or any of Tenant’s contractors, agents or employees, the Landlord agrees to indemnify and save harmless the Tenant in respect of any of the following claims that arise in favor of third parties:

(iii)	all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work or any wrongful or negligent act or omission of the Landlord or any agent, employee or contractor of the Landlord, and in respect of all costs, expenses and liabilities incurred by the Tenant in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

(iv)	any loss, cost, (including, without limitation, lawyers’ fees and disbursements), expense or damage suffered by the Tenant arising from any breach by the Landlord of any of its covenants and obligations under this Lease.

Definition of

“Insured

Damage”

(f) For purposes of this Lease, “Insured Damage” means that part of any damage occurring to the Property of which the entire cost of repair (or the entire cost of repair other than deductible amount properly collectable by the Landlord as part of the Additional Rent) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord pursuant to sub-paragraph (a).

10. EVENTS OF DEFAULT AND REMEDIES

Events of

Default and

Remedies

(a) In the event of the happening of any one of the following events:

(i)	the Tenant shall have failed to pay any installment of Basic Rent or regularly scheduled Additional Rent, and such failure shall be continuing for a period of more than ten (10) days after written notice thereof (provided, however, Landlord shall not be required to provide such notice more than twice in any Fiscal Period, and commencing with the third failure to pay Rent on the due date thereof in any Fiscal Period, Tenant shall automatically be deemed in default of this Lease without the necessity of Landlord having given Tenant notice thereof);

(ii)	there shall be a default of or with any condition, covenant, agreement or other obligation on the part of the Tenant to be kept, observed or performed hereunder (other than the obligation to make any payment of Basic Rent or regularly scheduled Additional Rent) and such default shall be continuing for a period of more than thirty (30) days after written notice by the Landlord to the Tenant specifying the default and requiring that it be cured (provided, however, that if the default cannot reasonably be cured within said thirty (30) day period, Tenant shall have such additional time as is reasonably necessary to cure such default, so long as Tenant commences to cure such default within said thirty (30) day period and diligently pursues its completion thereafter);

(iii)	if any policy of insurance upon the Property or any part thereof from time to time effected by the Landlord shall be canceled or is about to be canceled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises, and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such prompt and reasonable steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

(iv)	the Leased Premises shall, without the prior written consent of the Landlord, be used by any other persons than the Tenant or a permitted Transferee or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

(v)	It shall not be a default if the Leased Premises shall be vacated or abandoned, or remain unoccupied without the prior written consent of the Landlord for fifteen (15) consecutive days or more while capable of being occupied provided that Tenant otherwise complies with its obligations under this Lease including payment of Rent; provided, however, in the event of such failure to occupy the Leased Premises, Tenant’s rights under Schedules “H”, “K-3”, “L-1” and “L-2” shall automatically be void; provided, however, that if Tenant provides Landlord notice that its abandonment of the Premises is temporary and that Tenant intends to re-occupy the space, and in fact Tenant re-occupies the Leased Premises within 90 days after being vacated, abandoned or unoccupied, its rights under Schedules “H”, “K-3”, “L-1” and “L-2” shall not be voided and shall remain in full force and effect.

(vi)	the balance of the Term of this Lease or all of the goods and chattels of the Tenant located in the Leased Premises, shall at any time be seized in execution or attachment; or

(vii)	the Tenant shall make any general assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors, and such bankruptcy or insolvency proceeding is not dismissed within sixty (60) days of the date such proceeding is initiated; or, if a corporation, Tenant shall take any material steps or suffer any material order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of the Tenant;

then the Landlord shall have the following rights and remedies all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise:

(A)	to remedy or attempt to remedy any default of the Tenant, and in so doing to make any payments due by the Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord on demand;

(B)	with respect to unpaid overdue Rent, to the payment by the Tenant of the Rent and of interest (which said interest shall be deemed included herein in the term “Rent”) thereon at a rate equal to the lesser of two percent (3%) above the prime commercial loan rate charged to borrowers having the highest credit rating from time to time by the Landlord’s principal bank from the date upon which the same was due until actual payment thereof and the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

(C)	to terminate this Lease forthwith by leaving upon the Leased Premises by written notice to Tenant and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, re-possess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding. The Tenant hereby expressly waives any and all notices (other than those notices specifically outlined in this Lease) to cure or vacate or to quit the Leased Premises provided by current or future law;

(D)	to enter the Leased Premises as agent of the Tenant and as such agent to re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days’ written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any; and

(E)	in the event of any breach by the Tenant of any of the covenants or provisions of this Lease, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, and mention in this Lease of any particular remedy shall not preclude the Landlord from any other remedy at law or in equity. Tenant hereby expressly waives any and all rights of redemption or to any notice to quit granted by or under any present or future laws in the event of this Lease being terminated and/or Landlord obtaining possession of the Leased Premises pursuant to the provisions of this section.

Notwithstanding anything to the contrary contained in this Lease, only if and for so long as Landlord elects to terminate Tenant’s possession of the Leased Premises but not this Lease, Landlord shall use commercially reasonable efforts to mitigate its damages in the event of any default under this Lease by Tenant. Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until Landlord obtains full and complete possession of the Leased Premises including, without limitation, the final and unappealable legal right to re-let the Leased Premises free of any claim of Tenant. Landlord shall not be obligated to offer the Leased Premises to any prospective tenant when other Leased Premises in the Building suitable for that prospective tenant’s use are currently available, or will be available within the next six months. Landlord shall not be obligated to lease the Leased Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building. Landlord shall not be obligated to enter into a new lease under terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building. Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first-class manner. Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Leased Premises suitable for use by a Substitute Tenant unless Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant’s default under this Lease).

Payment of

Rent, etc. on

Termination

(b) Upon the giving by the Landlord of a notice in writing terminating this Lease under paragraph 10 (a)(C), above, this Lease and the Term shall terminate, the Tenant shall remain liable for and shall pay on demand by the Landlord (i) the full amount of all Rent which would have accrued until the date on which this Lease would have expired had such termination not occurred, and any and all damages and expenses incurred by the Landlord in re-entering and repossessing the Leased Premises in making good any default of the Tenant, in making any alterations to the Leased Premises, and any and all expenses which the Landlord may incur during the occupancy of any new tenant, less (ii) the net proceeds of any re-letting of the Leased Premises which has occurred at the time of the aforesaid demand by the Landlord to the Tenant. The Tenant agrees to pay to the Landlord the difference between items (i) and (ii) above for the period through and including the date on which this Lease would have expired if it had not been terminated. The Landlord shall be entitled to any excess with no credit to the Tenant. The Landlord may, in its sole discretion, make demand on the Tenant as aforesaid on any one or more occasions, and any suit brought by the Landlord to enforce collection of such difference for any one month shall not prejudice the Landlord’s right to enforce the collection of any difference for any subsequent month or months. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to the Landlord all costs incurred by the Landlord, including reasonable attorneys’ fees, with respect to any lawsuit or action instituted or taken by the Landlord to enforce the provisions of this Lease. The Tenant’s liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

If the Landlord determines that it is impracticable or extremely difficult to fix the actual damages, then, as an alternative to the remedy set forth in the preceding paragraph, the Tenant will pay to the Landlord on demand, liquidated and agreed final damages for the Tenant’s default calculated in accordance with this paragraph. Liquidated damages hereunder shall be an amount equal to the present value at a rate of six percent (6%) per annum of the excess, if any, of (i) all Rent payable under this Lease from the date of such demand for what would be the then unexpired Term of this Lease in the absence of such termination over (ii) the then fair market rental value of the Leased Premises (as reasonably determined by the Landlord). If any law shall limit the amount agreed upon, the Landlord shall be entitled to the maximum amount allowable under such law. Nothing herein shall be construed to affect or prejudice the Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may forthwith re-enter and take possession of them.

(c) The Tenant shall pay to the Landlord on demand all costs and expenses, including reasonable lawyers’ fees, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease.

ADDITIONAL PROVISIONS

Common Areas

11. The Tenant acknowledges and agrees that the common areas of the Property shall at all times be subject to the exclusive management and control of the Landlord. Without limiting the generality of the foregoing, the Tenant specifically acknowledges and agrees that the Landlord may, to the extent reasonable, temporarily close or restrict the use of all or any part of the common areas of the Property in an emergency, or for security or crowd control purposes, to facilitate tenants moving in or out of the building, or for the purpose of making repairs, alterations or renovations. The Landlord agrees not to permanently alter such common areas in any manner which would deny reasonable access to the Leased Premises. In the event of any such temporary closure or restriction of use or if changes are made to such common areas by the Landlord, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or any diminution or abatement of Rent and such closures, restriction and changes shall not be deemed to be a constructive or actual eviction or a breach of the Landlord’s covenant for quiet enjoyment. Notwithstanding the foregoing, Landlord agrees to not unreasonably interfere with Tenant’s business operations in the Premises, including without limitation, Tenant’s access to its Premises; provided, however, this shall not be construed to require that Landlord retain overtime workers.

Tenant shall be entitled to the use of the above-ground, reserved parking spaces in the East Parking Lot (herein referred to as, “APP Reserved Parking Area”, as more particularly depicted on Schedule “B-3”). Tenant shall, subject to availability, be entitled to use up to 13 of the parking spaces underneath the Building. If said underground spaces are not immediately available under the Building, (i) Landlord will make available 13 underground spaces elsewhere within the Property until spaces under the Building become available, and (ii) as such spaces under the Building become available, Tenant will receive first priority for all underground spaces that become available until the total of 13 spaces under the Building are made available to Tenant. During this initial Term, Tenant shall not be required to pay parking rent with respect to the underground parking spaces; however, during the Renewal Terms, Tenant shall pay Landlord its published monthly rate for the underground parking spaces. Tenant and its agents, employees, licensees and invitees shall not park in any spaces reserved for another tenant and clearly marked for reserve use (unless indicated for Tenant’s exclusive use). In addition to the foregoing spaces, if Tenant leases additional Rentable Area pursuant to Schedules “L-1 and/or “L-2” or any other additional area leased during the Term, Tenant shall be entitled to the use of 4 parking spaces for every 1,000 square feet of Rentable Area leased by Tenant. Accordingly, if there are not sufficient parking spaces in the APP

Reserved Parking Area to satisfy the parking ratio requirement of 4 parking spaces for every 1,000 square feet of Rentable Area leased by Tenant pursuant to this Lease, Tenant shall be permitted to utilize the remainder of the above ground parking area of the property in common with other tenants, on an unreserved basis as needed to satisfy such ratio. Landlord has and reserves the right to reasonably alter the methods used to control parking and the right to establish reasonable controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking. Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending tenant and/or owner of the vehicle. Tenant’s right to use the parking facilities pursuant to this Lease are subject to the following conditions: (i) Landlord has no obligation to provide a parking attendant, and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof (unless resulting from the gross negligence or willful misconduct of Landlord), Tenant hereby agreeing to bear the risk of loss for same (unless resulting from the gross negligence or willful misconduct of Landlord); and (ii) if and when so requested by Landlord, Tenant shall furnish Landlord with the license numbers of any vehicles of Tenant, its agents and employees. Additionally, Landlord will designate Tenant’s spaces in the East Parking Lot as being reserved for the use of Tenant and its invitees and shall at Landlord’s cost provide a barrier that can be accessed by card key. Landlord will have no obligation to police the use of such reserved parking spaces beyond requesting the offending tenant(s) to prevent their employees and invitees from using such reserved parking spaces. Tenant shall, at its expense, be permitted to take steps to prevent unauthorized use of its reserved parking spaces, provided, however, Tenant shall comply with all applicable laws before taking such steps and Tenant shall indemnify and hold Landlord harmless from any liability in connection with taking such steps. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord have any liability with respect to criminal acts of third parties.

Relocation of

Leased Premises	[Intentionally deleted.]

Subordination

and Attornment

13. This Lease and all rights of the Tenant hereunder are subject and subordinate to all underlying leases and charges, or mortgages now or hereafter existing (including charges, and mortgages by way of debenture, note, bond, deeds of trust and mortgage and all instruments supplemental thereto) which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, it shall be a condition of such subordination that Tenant receive from the holder of each such encumbrance a typical commercial lender’s standard form of non-disturbance agreement whereby the holder covenants and agrees that this Lease and Tenant’s right of possession of the Leased Premises will not be terminated or disturbed by the foreclosure of such encumbrance (or transfer in lieu of foreclosure, or termination of any underlying lease) or by any subsequent transfers of the Property. In recognition of the foregoing the Tenant agrees that it will, when requested, attorn to such lessor, chargee, mortgagee as a tenant upon all the terms of this Lease. The Tenant agrees to execute promptly whenever reasonably requested by the Landlord or by the holder of any such lease, charge, or mortgage, a typical commercial lender’s standard form of instrument of subordination or attornment.

Certificates

14. The Tenant agrees that it shall promptly whenever requested by the Landlord from time to time (but not more often than twice in any given year except in connection with a proposed refinance or sale of the Building) execute and deliver to the Landlord, and if required by the Landlord, to any lessor, chargee, or mortgagee (including any trustee) or other person designated by the Landlord, an acknowledgment in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and the state of the accounts between Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request an acknowledgment.

Inspection of

and Access to

the Leased

Premises

15. The Landlord shall be permitted, at reasonable times after giving reasonable verbal notice to Tenant (which notice shall not be required in the event of an emergency) from time to time to enter and to have its authorized agents, employees and contractors enter the Leased Premises for the purposes of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the Leased Premises or the Property, or to have access to utilities and services (including all ducts and access panels (if any), which the Tenant agrees not to obstruct) and the Tenant shall not be entitled to compensation or any diminution or abatement of Rent for any inconvenience, nuisance or discomfort caused thereby. During the final twelve (12) months of the Term only, after giving reasonable verbal notice to Tenant, the Landlord and its authorized agents and employees shall be permitted entry to the Leased Premises for the purpose of exhibiting them to prospective tenants. The Landlord, in exercising its rights under this paragraph, shall act reasonably and not unreasonably interfere with the Tenant’s use and enjoyment of the Leased Premises; provided that Landlord shall not be required to retain overtime workers, and in an emergency the Landlord or persons authorized by it may enter the Leased Premises without regard to minimizing interference.

Delay

16. Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of moneys required to be paid by the Tenant to the Landlord hereunder) by reason of:

(a)	strikes or work stoppages;

(b)	being unable to obtain any material, service, utility or labor required to fulfill such obligation;

(c)	any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment;

or

(d)	other unavoidable occurrence,

the time for fulfillment of such obligation (or the date of commencement, as applicable) shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof (“Force Majeure”), and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided that nevertheless the Landlord will use its commercially reasonable efforts to maintain services essential to the use and enjoyment of the Leased Premises.

In addition, to the extent that Tenant or its agents are delayed in performing Tenant’s Work (as described in Schedule “F” attached hereto) as the result of any delay by Landlord in its completion of Landlord’s Work or Landlord’s demolition work required by Schedule “F” (“Landlord Delay”), the time for fulfillment of such obligation (or the date of commencement, as applicable) shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof.

Waiver

17. If either the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

Sale

18. The term “Landlord” as used in this Lease, means only the owner for the time being of the Property, so that in the event of any sale or sales or transfer or transfers of the Property, or the making of any lease or leases thereof, or the sale or sales or the transfer or transfers or the assignment or assignments of any such lease or leases, previous landlords shall be and hereby are relieved of all covenants and obligations of Landlord hereunder. It shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquirer, at any such sale, transfer or assignment, or lessee on the making of any such lease, that the transferee, acquirer or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord’s exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or lessee, as the case may be, as Landlord under this Lease;

Public Taking

19. The Landlord and Tenant shall co-operate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs and business interruption and so that the Landlord may receive the maximum award for all other compensation arising from or relating to such Public Taking (including all compensation for the value of the Tenant’s leasehold interest subject to the Public Taking) which shall be the property of the Landlord, and the Tenant’s rights to compensation (other than Tenant’s relocation costs, relabeling costs necessitated by change of Tenant’s address and business interruption) are hereby assigned to the Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the

Public Taking authority takes possession thereof. If the whole or any part of the Leased Premises is Publicly Taken, then either party hereto shall have the option, to be exercised by written notice to the other, to terminate this Lease, and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken. Rent and all other payments shall be adjusted as of the date of such termination, and the Tenant shall, on the date of such Public Taking or within a reasonable time after receiving notice of termination, vacate the Leased Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease and to remove all persons therefrom. In this paragraph, the words “Public Taking” shall include expropriation and condemnation and shall include a sale by the Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking and “Publicly Taken” shall have a corresponding meaning.

Registration of

Lease

20. The Tenant agrees with the Landlord not to register this Lease in any recording office and not to register notice of this Lease in any form without the prior written consent of the Landlord. If such consent is provided such notice of Lease or caveat shall be in such form as the Landlord shall have approved and upon payment of the Landlord’s reasonable fee for same and all applicable transfer or recording taxes or charges. The Tenant shall remove and discharge at Tenant’s expense registration of such a notice or caveat at the expiry or earlier termination of the Term, and in the event of Tenant’s failure to so remove or discharge such notice or caveat after ten (10) days’ written notice by Landlord to Tenant, the Landlord may in the name and on behalf of the Tenant execute a discharge of such a notice or caveat in order to remove and discharge such notice of caveat and for the purpose thereof the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant. Upon written request of Tenant, Landlord agrees to execute a Lease Supplement for the purpose of confirming all pertinent dates set forth herein, including, without limitation, the Commencement Date, the Rent Commencement Date, the Expiration Date, the Cancellation Date, the dates by which the Option to Renew and Expansion Option must be exercised and the date by which the Opportunity Notice must be given, however, in no event shall such Lease Supplement or any memorandum thereof be placed of record. Once executed, the Lease Supplement shall be binding for purposes of determination of all such dates therein contained.

Lease Entire

Agreement

21. Landlord and Tenant each acknowledge that there are no covenants, representations, warranties, agreements or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and Schedules attached hereto and that this Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.

Notices

22. Any notice, advice, document or writing required or contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by prepaid mail addressed to the Landlord at the said local office address of the Landlord shown above, and if to the Tenant, either delivered personally to the Tenant (or to an officer of the Tenant, if a corporation) or mailed by prepaid mail addressed to the Tenant at the Leased Premises, or if an address of the Tenant is shown in the description of the Tenant above, to such address. Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth day after being mailed. Either party may from time to time by notice in writing to the other designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it.

Interpretation

23. In this Agreement “herein”, “hereof”‘, “hereby”, “hereunder”, “hereto”, “hereinafter” and similar expressions refer to this Lease and not to any particular paragraph, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate paragraph hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

Extent of Lease

Obligations

24. This Agreement and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

Use and

Occupancy Prior

to Term

25. If the Tenant shall for any reason use or occupy the Leased Premises in any way prior to the commencement of the Term without there being an existing lease between the Landlord and Tenant under which the Tenant has occupied the Leased Premises, then during such prior use or occupancy the Tenant shall be a Tenant of the Landlord and shall be subject to the covenants and agreements in this Lease.

Limitation on

Landlord Liability

26. Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of the Landlord arising out of or in connection with this Lease, the relationship of the Landlord and the Tenant hereunder and/or the Tenant’s use of the Leased Premises, shall be limited to the estate of the Landlord in the Property. No other property or asset of the Landlord or any partner or owner of the Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of the Tenant arising out of or in connection with this Lease, the relationship of the Landlord and the Tenant hereunder and/or the Tenant’s use of the Leased Premises.

Waiver of Jury

Trial

27. The Tenant hereby waives trial by jury in any claim, action, proceeding or counterclaim brought by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of the Landlord and the Tenant, or the Tenant’s use and occupancy of the Leased Premises.

Choice of Law

28. This Lease shall be governed by the laws of the State in which the Leased Premises are located. Any litigation between the Landlord and the Tenant concerning this Lease shall be initiated in the county in which the Premises are located.

Hazardous

Materials

29. The Landlord represents that, to the best of the Landlord’s knowledge based solely on review of Landlord’s environmental report covering the Property, the Property has never been used to treat, store, refine, process, or dispose of hazardous wastes, hazardous substances, or toxic substances, as those terms are defined under CERCLA, 43 U.S.C. 9601 et seq., RECR, 52 U.S.C. 6901, et seq., or TSCA, 15 U.S.C. 2401 et seq., (hereinafter “Hazardous Materials”) except as is normal in the operation of a commercial office building, including but not limited to janitorial supplies and duplicating supplies, and further represents that, to the best of Landlord’s knowledge, there are no releases nor, to the best of Landlord’s knowledge based solely on review of Landlord’s environmental report covering the Property, have there ever been any releases of such Hazardous Materials at, on, or under the Building which would give rise to a cleanup or remediation obligation under any environmental law. Landlord further represents that, to the best of Landlord’s knowledge, the Building does not contain asbestos in any form, including insulation or flooring. Landlord’s representation is based solely on review of its most current environmental report regarding the Building, and Landlord represents that it has no knowledge of such report being inaccurate. Landlord further represents that, to the best of the Landlord’s knowledge based solely on review of Landlord’s environmental report covering the Property, the Property is not currently in violation of laws governing Hazardous Materials. Landlord represents that, to the best of the Landlord’s knowledge based solely on discussions with its property manager and leasing staff for the Property, Landlord has not received any governmental notices of violation of Hazardous Materials with respect to the Property.

Americans with

Disabilities Act

30. The Landlord agrees that it will discharge any obligations imposed upon it as the owner of the Building by the Americans with Disabilities Act. The Tenant agrees that it will discharge any obligations with respect to the Leased Premises imposed by the Americans with Disabilities Act.

Schedules	31. The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein:

Schedule “A”	—	Legal Description of Property
Schedule “B”	—	Measurement of Rentable Area
Schedule “B-1”	—	Location of Leased Premises
Schedule “B-2”	—	Space Plan
Schedule “B-3”	—	Designated Parking Spaces
Schedule “C”	—	Taxes Payable by Landlord and Tenant
Schedule “D”	—	Services and Costs
Schedule “E”	—	Rules and Regulations
Schedule “F”	—	Leasehold Improvements
Exhibit F-1	—	Construction Rules and Regulations
Exhibit F-2	—	Base Building Construction
Exhibit F-3	—	Environmental Certification
Schedule “G-1”	—	Tenant Improvement Allowance
Schedule “H”	—	Option to Renew
Schedule “I”	—	Letter of Credit
Schedule “J”	—	Restrictive Covenant in other Leases
Schedule “K-1”	—	Option to Cancel
Schedule “K-2”	—	Occupancy Prior to Commencement of Term
Schedule “K-3”	—	Storage Space
Schedule “L-1”	—	First Opportunity to Lease
Schedule “L-2”	—	Option to Expand
Schedule “M-1”	—	Signage
Schedule “M-2”	—	Expansion Rights on third Floor East and South

IN WITNESS WHEREOF the parties hereto have executed this Agreement. I/We have authority to bind the corporation.

Landlord: THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

by Signature

Witness as to signing by Landlord	Title:	Bruce R. Pearson Regional Director

Tenant:

Witness/Attest	AMERICAN PHARMACEUTICAL PARTNERS, INC.

by Signature

Witness as to signing by Tenant or officer(s) of Tenant	Title: Print Name

by Signature

Title: Print Name

SCHEDULE “A”

(Legal Description of Property)

The East Half of the South West quarter of Section 13, Township 41 North, Range 10, East of the Third Principal Meridian (excepting therefrom the following: the East 25.00 feet thereof; the North 67.00 feet thereof dedicated for Woodfield Road per Document 20944554; the West 70.00 feet thereof taken for Meacham Road; that part thereof lying Southwesterly of the Northeasterly line of Higgins Road as monumented and occupied) all in Cook County, Illinois

Property Name: Schaumburg Corporate Center

Schedule A

1

SCHEDULE “B”

(Measurement of Rentable Area)

Single Tenant Floor

The “Rentable Area” of a single tenant floor shall be computed by measuring from the inside finish of the permanent outer Building walls or from the glass line in accordance with the standards of the Building established by the Landlord. Rentable Area shall include all areas within outside walls or glass line less stairs (but including stair landings where they provide access to washrooms, storage rooms, etc.), elevator shafts, flues, pipe shafts, vertical ducts, and their enclosing walls. Washrooms, janitor rooms, on-floor storage rooms, telephone rooms, electrical closets shall be included in the Rentable Area. Where the space on both sides of a wall is Rentable Area, the wall is to be included in the Rentable Area. No deductions shall be made for columns and projections necessary to the Building.

Multi-Tenant Floor

The Rentable Area of a multi-tenant floor tenant shall be computed by multiplying such portion of the Usable Area (as set out below) allocated to the multi-tenant floor tenant by the ratio of the total Rentable Area of the building to the total Usable Area of the building.

The “Usable Area” of a multi-tenant floor is the Rentable Area of a single tenant floor less the area of the Normal Corridor (as set out below), washrooms, janitor closets, telephone rooms, electrical closets, air conditioning rooms and their enclosing walls.

The Usable Area of the multi-tenant floor tenant shall be computed by measuring from the inside finish of the permanent outer Building Wall or from the glass line to the Usable Area side of the Normal Corridor and/or other permanent partitions and to the center line of partitions which demise tenant areas.

The “Normal Corridor” is the minimum corridor permitted by the applicable code, yet practical for leasing purposes. For example, although the code may permit a 42 inch wide corridor, for aesthetic reasons or because of grid restrictions, the corridor might well be 4’6” or 5’0” wide. Once the corridor dimensions have been established they shall remain unchanged and marked on the master plan showing all dimensions used to calculate Rentable Area and Usable Area.

The ground floor is measured as Usable Area.

If the Normal Corridor is extended to provide a multi-tenant floor tenant access to its space, the area of the corridor extension is included in that tenant’s Usable Area or allocated proportionately to the multi-tenant floor tenants benefiting from the extension of the Normal Corridor.

The rentable area and usable area of the Leased Premises have been calculated in accordance with the methods of measurement rentable area and usable area as described in the Standard Method for Measuring Floor Area in Office Building, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (BOMA) International.

Property Name: Schaumburg Corporate Center

Schedule B

1

SCHEDULE “B1”

(Location of Leased Premises cross-hatched)

This Schedule is for identification purposes only and is not to be interpreted as being a representation or warranty on the part of the Landlord as to the exact location, area, configuration and layout.

Property Name: Schaumburg Corporate Center

Schedule B1

1

SCHEDULE “C”

Taxes Payable by Landlord and Tenant

Tenant’s Taxes

	1.(a)	The Tenant covenants to pay all Tenant’s Taxes, as and when the same become due and payable. Where any Tenant’s Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord.

	(b)	The Tenant covenants to pay the Landlord the Tenant’s Proportionate Share of the amount of the Landlord’s Taxes in each Fiscal Period.

	(c)	The Tenant covenants to pay to the Landlord the Tenant’s Proportionate Share of the reasonable costs and expenses (including reasonable legal and other professional fees and interest and penalties on deferred payments) incurred in good faith by the Landlord in contesting, resisting or appealing any of the Taxes. If as the result of such an appeal or otherwise, Landlord’s Taxes are reduced, Landlord shall promptly refund the amount of any overpayment of Tenant’s Proportionate Share of Landlord’s Taxes, and Landlord’s obligation to make any such reimbursement shall survive the expiration or termination of this Lease.

Landlord’s Taxes

	(d)	The Landlord covenants to pay all Landlord’s Taxes subject to the payments on account of Landlord’s Taxes required to be made by the Tenant elsewhere in this Lease. The Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and the Tenant shall co-operate with the Landlord (at no cost to Tenant) and at no cost to Landlord provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

Separate Allocation

	(e)	In the event that the Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord’s Taxes, Tenant’s Taxes or assessment as required by the Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by the Landlord acting reasonably. Upon Tenant’s written request, Landlord shall deliver to Tenant a statement explaining in reasonable detail the manner in which Landlord’s Taxes are determined.

Information

	(f)	Whenever requested by the Landlord, the Tenant shall deliver to it receipts for payment of all the Tenant’s Taxes and furnish such other information in connection therewith as the Landlord may reasonably require. Whenever requested by the Tenant, the Landlord shall deliver to it receipts for payment of all the Landlord’s Taxes and furnish such other information in connection therewith as the Tenant may reasonably require.

Tax Adjustment

	(g)	If the Property has not been taxed as a completed and fully occupied property for any Fiscal Period, the Landlord’s Taxes will be determined by the Landlord as if the Property had been taxed as a completed Property with all improvements therein fully occupied by commercial tenants for any such Fiscal Period. Notwithstanding the foregoing, Landlord agrees that in any Fiscal Period, it will not collect from tenants of the Property more than the actual taxes for such Fiscal Period based on fully assessed values of the Property.

Definition

2. In this Lease:
	(a)	“Landlord’s Taxes” shall mean the aggregate of all Taxes attributable to the Property, the Rent or the Landlord in respect thereof and including, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but specifically excluding such taxes as capital gains taxes, corporate income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Property or the Landlord in respect thereof;

	(b)	“Taxes” shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, rental taxes and assessments whatsoever including fees, rents, and levies for air rights and encroachments on or over municipal property imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, parliamentary or other body, corporation, authority, agency or commission provided that “Taxes” shall not include any special utility, levies, fees or

Schedule C

1

charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property;

(c)	“Tenant’s Taxes” shall mean the aggregate of:

(i)     all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises, and to the use by the Tenant of any of the Property; and

(ii)     the amount by which Taxes (whether imposed upon the Landlord or the Tenant) are increased above the Taxes which would have otherwise been payable as a result of the Leased Premises or the Tenant or any other occupant of the Leased Premises being taxed or assessed in support of separate schools; and

(d)	“Tenant’s Proportionate Share” shall mean 4.22% subject to Landlord’s reasonable adjustment based on physical increases or decreases in the total Rentable Area of the Property. Landlord shall notify Tenant of any such change in Tenant’s Proportionate Share.

The rentable area and usable area of the Leased Premises have been calculated in accordance with the methods of measurement rentable area and usable area as described in the Standard Method for Measuring Floor Area in Office Building, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (BOMA) International.

Schedule C

2

SCHEDULE “D”

Services and Costs

Interior Climate Control

	1.	The Landlord covenants with the Tenant:
		(a)	To maintain in the Leased Premises conditions of reasonable temperature and comfort in accordance with good standards applicable to normal occupancy of premises for office purposes subject to governmental regulations during hours which are customary for such services in Class A office buildings in the Woodfield area of Schaumburg, Illinois (but to be at least the hours from 8:00 a.m. to 7:00 p.m. from Monday to Friday and from 8:00 a.m. to 1:00 p.m. on Saturdays with the exception of holidays, and Sundays) consistent with the standards set forth below, such conditions to be maintained by means of a system for heating and cooling, filtering and circulating air; the Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the Leased Premises or the electrical power or other energy consumed on the Leased Premises for all purposes exceeds reasonable amounts or the Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control. Notwithstanding the foregoing, the heating, ventilating and air conditioning base building system shall, within plus minus five percent (5%) of the following criteria, provide comfortable heating and cooling when occupancy by persons is not more than one (1) person for every two hundred fifty (250) square feet and an electrical load not exceeding five (5) watts per square foot:

Winter: 70 degrees Dry Bulb, 51 degrees Wet Bulb;
Summer: 76 degrees Dry Bulb, 62 degrees Wet Bulb, assuming 45% Relative Humidity;

Janitor Service

		(b)	To provide janitor and cleaning services to the Leased Premises and to common areas of the Building consisting of reasonable services in accordance with the standards of other Class A office buildings in the Woodfield area of Schaumburg, Illinois;

Elevators, Lobbies, etc.

		(c)	To keep available the following facilities for use by the Tenant and its employees and invitees in common with other persons entitled thereto:
(i) passenger and freight elevator service to each floor upon which the Leased Premises are located provided such service is installed in the Building and provided that the Landlord may reasonably prescribe the hours during which and the procedures under which freight elevator service shall be available and may reasonably limit the number of elevators providing service outside normal business hours; provided, however, that except in case of emergency or situations beyond Landlord’s reasonable control, no such limitation shall deprive Tenant of access to the Leased Premises;
(ii) common entrances, lobbies, stairways and corridors giving access to the Building and the Leased Premises, including such other areas from time to time which may be provided by the Landlord for common use and enjoyment within the Property;
(iii) the washrooms as the Landlord may assign from time to time which are standard to the Building, provided that the Landlord and the Tenant acknowledge that where an entire floor is leased to the Tenant or some other tenant the Tenant or such other tenant, as the case may be, may exclude others from the washrooms thereon.

Electricity

	2.	(a)	The Landlord covenants with the Tenant and the Landlord shall have the sole right to furnish electricity to the Property. Standard to the common areas of the Building, the Landlord shall furnish electricity during hours to be determined by the Landlord (but to be at least the hours from 8:00 a.m. to 7:00 p.m. from Monday to Friday and from 8:00 a.m. to 1:00 p.m. on Saturdays as long as it is customary in similar buildings in the Woodfield area of Schaumburg, Illinois inclusive with the exception of holidays and Sundays) and during such other hours that the Tenant elects at its sole cost and expense subject to governmental regulations;

		(b)	The amount of electricity consumed in the Leased Premises, required by the Tenant for normal office use, available 24 hours a day, shall be as determined by a sub metering device for energy allocation purposes, and billed directly to the Tenant by the local electrical company. The Tenant shall pay the Landlord for any such excess electricity on demand (i.e. as may be required for HVAC after-hour usage); provided, however, such charges shall be reasonable and consistent

Schedule D

1

with such charges at other Class A office buildings in the Woodfield area of Schaumburg, Illinois.

3. The Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevator (if installed in the Building) and other services referred to in sub-paragraph (a) and (c) of paragraph 1 and sub-paragraph (a) of paragraph 2 of this Schedule in accordance with the standards of office buildings similar to the Building but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements, in the reasonable judgment of the Landlord necessary or desirable to be made, until the repairs, alterations or improvements shall have been completed to the reasonable satisfaction of the Landlord; provided, however, that Landlord agrees that it will not cause any unreasonable interference with or disruption of Tenant’s business operations in the Premises (however this shall not be construed to require that Landlord utilize overtime labor).

Additional Services

	4.	(a)	The Landlord may (but shall not be obliged) on request of the Tenant supply services or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by the Tenant (the “Additional Services”) including, without limitation,
			(i)	replacement of tubes and ballasts;
			(ii)	carpet shampooing;
			(iii)	window covering cleaning;
			(iv)	locksmithing;
			(v)	removal of bulk garbage;
			(vi)	picture hanging; and
			(vii)	special security arrangement.

		(b)	When Additional Services are supplied or furnished by the Landlord, Tenant shall reimburse Landlord for its actual costs related to the performing of such Additional Services. In the event the Landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by the Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) shall be permitted by the Landlord or the Tenant to supply or furnish Additional Services to the Tenant and the supplying and furnishing shall be subject to the reasonable rules fixed by the Landlord with which the Tenant undertakes to cause compliance and to comply.

Operating Charges Payable

	5.	(a)	The Tenant covenants to pay to the Landlord the Tenant’s Proportionate Share of the amount of the Operating Costs in each Fiscal Period;

		(b)	Subject to the other terms and conditions of this Lease, the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises and the amounts included as Additional Rent whether or not specifically provided for herein and the Tenant covenants with the Landlord accordingly;

		(c)	In this Lease “Operating Costs” shall include all costs incurred or which will be incurred by the Landlord in discharging its obligations under this Lease and in the maintenance, operation, administration and management of the Property including without limitation:
			(i)	cost of heating, ventilating and air-conditioning;
			(ii)	cost of water and sewer charges;
			(iii)	cost of electricity, fuel or other form of energy which are not separately metered and recovered or paid by tenants;
			(iv)	costs of insurance carried by the Landlord pursuant to paragraph 9(a) of this Lease and cost of any deductible amount paid by the Landlord in connection with each claim made by the Landlord under such insurance;
			(v)	cost of building office expenses, including telephone, rent, stationery and supplies;
			(vi)	costs of all elevator and escalator (if installed in the Building) maintenance and operation;
			(vii)	costs of on-site operating staff, management staff and other administrative personnel, including salaries, wages, and fringe benefits;
			(viii)	cost of providing security and costs of repair, maintenance and replacement of communications, fire and life safety systems serving the Property;
			(ix)	cost of providing janitorial services, window cleaning, garbage and snow removal and pest control;

Schedule D

2

	(x)	cost of supplies and materials;
	(xi)	cost of decoration of common areas;
	(xii)	cost of landscaping;
	(xiii)	cost of maintenance and operation of the parking area and costs of operating, maintaining, repairing, and replacing all pedestrian and vehicular entrances and exits, passageways, driveways, tunnels, subway connections and delivery and holding areas used in connection with the Property;
	(xiv)	cost of consulting, and professional fees including expenses;
	(xv)	cost of replacements, additions and modifications (unless any of the foregoing constitute a Major Expenditure, in which case the terms of subparagraph (xvi) below shall control), and cost of repair and;
	(xvi)	costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of the Landlord’s reasonable estimate of the economic life of the Major Expenditure, but not to exceed twenty-five (25) years, in accordance with generally accepted accounting principles (“GAAP”). For the purpose hereof “Major Expenditure” shall mean any expenditure incurred after the date of substantial completion of the Building for replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in connection with the Property or for modifications, upgrades or additions to the Property or facilities used in connection therewith, provided that, in each case, such expenditure was more than ten percent (10%) of the total Operating Costs for the immediately preceding Fiscal Period. To the extent that any item of Operating Cost is a Major Expenditure as defined by this subparagraph, this subparagraph shall control the extent to which such item is included in Operating Costs.

(d)	Notwithstanding the foregoing, in this Lease there shall be excluded from Operating Costs the following:
(i) Costs of constructing tenant improvements to any tenant’s premises;
(ii) Principal or interest payments on loans secured by mortgages or trust deeds on the Property or rent payable on any ground lease of the land and any costs incurred in refinancing the property or land;
(iii) Costs of capital improvements to the Property except as expressly permitted above (including, without limitation, any costs relating to the construction of new improvements containing rentable area);
(iv) Any cost or expense, including without limitation the cost of repairs necessitated by fire or other casualty, for which Landlord is reimbursed by insurance proceeds;
(v) Any cost or expense, including without limitation the cost or repairs necessitated by a condemnation or eminent domain proceeding, for which Landlord receives a condemnation award of any type;
(vi) Any legal expenses reimbursed to Landlord by any third party, including insurance companies or government entities, in contesting taxes or participating in a condemnation action;
(vii) Legal expenses of Landlord in negotiating or enforcing the terms of any lease, or in connection with Landlord’s breach of this or any other lease;
(viii) Legal expenses incurred in connection with a dispute with or default of another tenant, and the amount of any damages awarded to another tenant on account of Landlord’s breach of any lease;
(ix) Any expenses incurred by Landlord in marketing or advertising the Property to prospective tenants or any leasing commissions paid by Landlord;
(x) Costs of relocating any tenants;
(xi) Any costs or penalties incurred by Landlord due to Landlord’s violation of any law or Landlord’s gross negligence or willful misconduct;
(xii) Any interest or penalty resulting from a delinquent payment by Landlord of any taxes, fees or contract amounts;
(xiii) Any cost or expenditure for which Landlord is reimbursed by any third party;
(xiv) The cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building;
(xvi) Depreciation;
(xvii) Salaries and wages of personnel above the level of Senior Property Director;
(xviii) To the extent that services are performed or materials supplied by entities related to Landlord, all amounts paid in excess of a commercially reasonable charge for such services or materials;
(xix) Costs, including legal fees, related to the creation, maintenance and operation of the entity or partnership which constitutes the Landlord;
(xx) Dues, fees or contributions paid to any civil or political organization;
(xxi) Franchise fees or charges, including fees payable to maintain Landlord’s good standing as a corporation or other entity;
(xxii) Expenses incurred in removing or storing any former tenant’s property;

Schedule D

3

(xxiii) Costs arising from the presence or removal of Hazardous Materials including without limitation, any costs incurred pursuant to the requirements of any governmental laws, ordinances, regulations or orders relating to health, safety or environmental conditions, including but not limited to regulations concerning asbestos, soil and groundwater conditions or contamination regarding hazardous materials or substances (however, expenses of reporting and monitoring hazardous materials that are normally used in office building operations may be included in Operating Costs);
(xxiv) Entertainment expenses of Landlord, its employees, agents, partners, and affiliates;
(xxv) Other costs that are general in nature to the extent they do not relate to the Building or the Property; and
(xxvi) Management fees, to the extent they exceed three percent (3%) of total rents in the Property (however management fees may exceed 3% of the total rents in the Property to the extent they are reasonable and consistent with management fees at other Class A office buildings in the Woodfield area of Schaumburg, Illinois).

6. In calculating Operating Costs for any Fiscal Period, if less than ninety-five percent (95%) of Building is occupied by tenants, then the amount of such Operating Costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like Operating Costs which normally would be expected by the
Landlord to have been incurred had such occupancy been ninety-five percent (95%) during such entire period;
provided, however, that the amortized amount of Major Expenditures for any given period for which Tenant is responsible pursuant to subparagraph 5(c)(xvi) shall not be so increased. Notwithstanding anything herein to the contrary, Tenant shall not be required to pay Tenant’s Proportionate Share of any Operating Costs during the initial Term which are in excess of the Cap. For purposes of the preceding sentence: “Cap” for the first full calendar year immediately following the year in which the Term commences shall be One Hundred and Five
Percent (105%) of controllable Operating Costs incurred during the calendar year in which the Term commences, and for each succeeding calendar year, the “Cap” shall be One Hundred and Five Percent (105%)
of the Cap for the preceding calendar year; and “controllable Operating Costs” means all Operating Costs other than insurance, utilities, water, any expenses of a capital nature which are unforeseen, any unforeseen expenses caused by a casualty or an event of force majeure, or any expenses incurred due to changes in governmental code or applicable ordinances or laws after commencement of the Term. Any item previously budgeted by
Landlord shall not be considered “unforeseen” for purposes hereof (however this sentence shall not apply to amortization of any item which was unforeseen when initially included in Operating Costs). To illustrate the immediately preceding sentence, regularly scheduled pavement resurfacing costs that are included in Landlord’s budgets shall not be considered “unforseen”, however, pavement resurfacing that is necessitated by repairs to underground utility lines shall be considered “unforseen”.

7. To the extent that any costs are allocated by Landlord between the Building and other improvements located on the Property, such allocations shall be reasonable and take into account the usage of the Building and the improvements.

8. “Tenant’s Proportionate Share” shall mean 4.22% subject to Landlord’s reasonable adjustment based on physical increases or decreases in the total Rentable Area of the Property. Landlord shall notify Tenant of any such change in Tenant’s Proportionate Share.

The rentable area and usable area of the Leased Premises have been calculated in accordance with the methods of measurement rentable area and usable area as described in the Standard Method for Measuring Floor Area in
Office Building, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association
(BOMA) International.

Schedule D

4

SCHEDULE “E”

Rules and Regulations

1. The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by the Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises. Notwithstanding the foregoing, with Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, such obstructions shall be permitted during non-business hours solely for the purposes of Tenant’s moving into and out of the Leased Premises. The Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever.

2. The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by the Tenant shall be borne by the Tenant.

3. The Tenant shall permit window cleaners to clean the windows of the Leased Premises during normal business hours.

4. No birds or animals shall be kept in or about the Property nor shall the Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

5. No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposesor which are customarily found in Class A office buildings in the Woodfield area of Schaumburg, Illinois.

6. All persons entering and leaving the Building at any time other than during normal business hours shall register in the books which may be kept by the Landlord at or near the night entrance and the Landlord will have the right to prevent any person from entering or leaving the Building or the Property unless provided with a key to the premises to which such person seeks entrance and a pass in a form to be approved by the Landlord. Any persons found in the Building at such times without such keys and passes will be subject to the surveillance of the employees and agents of the Landlord.

7. No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8. The Tenant shall not permit any cooking in the Leased Premises except for food warmed up in microwaves for consumption by employees or guests of the Tenant. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises without the prior written approval of the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators (if installed in the Building) for the purpose of delivering food or beverages to the Leased Premises. Notwithstanding the foregoing, Tenant shall be permitted to install vending machines in the Leased Premises for the sole use of its employees and not for profit to Tenant.

9. The Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of the Landlord, which shall not be unreasonably withheld, conditioned or delayed. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) and the persons employed to move the same in and out of the Building must be acceptable to the Landlord (whose approval shall not be unreasonably withheld, conditioned or delayed). Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours reasonably approved by the Landlord.

10. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

11. The parking of automobiles shall be subject to the charges and the reasonable regulations of the Landlord. The Landlord shall not be responsible for damage to or theft of any car, its accessories or

Schedule E

1

contents, unless resulting from the gross negligence or willful misconduct of Landlord. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord have any liability with respect to criminal acts of third parties. So long as no Event of Default exists hereunder, Tenant shall be entitled to the use of the above-ground, reserved parking spaces in the East Parking Lot (herein referred to as, “APP Reserved Parking Area”, as more particularly depicted on Schedule “B-3”). Tenant shall, subject to availability, be entitled to use up to 13 of the parking spaces underneath the Building. If said underground spaces are not immediately available under the Building, (i) Landlord will make available 13 underground spaces elsewhere within the Property until spaces under the Building become available, and (ii) as such spaces under the Building become available, Tenant will receive first priority for all underground spaces that become available until the total of 13 spaces under the Building are made available to Tenant. During this initial Term, Tenant shall not be required to pay parking rent with respect to the underground parking spaces; however, during the Renewal Terms, Tenant shall pay Landlord its published monthly rate for the underground parking spaces. Tenant and its agents, employees, licensees and invitees shall not park in any spaces reserved for another tenant and clearly marked for reserve use (unless indicated for Tenant’s exclusive use). In addition to the foregoing spaces, if Tenant leases additional Rentable Area pursuant to Schedules “L-1 and/or “L-2” or any other additional area leased during the Term, Tenant shall be entitled to the use of 4 parking spaces for every 1,000 square feet of Rentable Area leased by Tenant. Accordingly, if there are not sufficient parking spaces in the APP Reserved Parking Area to satisfy the parking ratio requirement of 4 parking spaces for every 1,000 square feet of Rentable Area leased by Tenant pursuant to this Lease, Tenant shall be permitted to utilize the remainder of the above ground parking area of the property in common with other tenants, on an unreserved basis as needed to satisfy such ratio.

12. The Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building, other than customary picture and other hangings on the walls within the Leased Premises typically found in office buildings similar to the Building.

13. Except with the prior written consent of the Landlord (whose consent shall not be unreasonably withheld, conditioned or delayed), no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises.

14. If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

15. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any reasonable conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

16. The Tenant shall be entitled to have its name shown upon the directory board of the Building and at one of the entrance doors to the Leased Premises all at the Tenant’s expense, but the Landlord shall in its sole discretion design the style of such identification and allocate the space on the directory board for the Tenant. Notwithstanding the foregoing, the initial cost of installing such signage shall be at Landlord’s expense.

17. The Tenant shall not interfere with or obstruct any perimeter heating, air-conditioning or ventilating units.

18. The Tenant shall not conduct, and shall not permit any, canvassing in the Building.

19. The Tenant shall take care of the rugs and window coverings (if any) in the Leased Premises and shall arrange for regular spot cleaning and shampooing of carpets and cleaning of window coverings in a manner reasonably acceptable to the Landlord.

20. The Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of the Landlord which may be arbitrarily withheld. Notwithstanding the foregoing, nothing contained herein is intended to limit the Tenant’s rights with respect to signage as set forth in Schedule “M-1”. The Tenant, upon the reasonable request of the Landlord, shall promptly remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be placed which is not in compliance herewith, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

Schedule E

2

21. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants. The Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out. As to all office tenants at the Property, to the extent enforced by Landlord, the rules and regulations shall be non-discriminatory and enforced in a non-discriminatory manner.

Schedule E

3

SCHEDULE “F”

Leasehold Improvements

Definition of Leasehold Improvements
1. For purposes of this Lease, the term “Leasehold Improvements” includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Leased Premises, in the Leased Premises and by or on behalf of other tenants in other premises in the Building (including the Landlord if an occupant of the Building), including all partitions, doors and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not of the nature of fixtures.

Installation of Improvements and Fixtures
2. The Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord’s prior written approval, other than for Permitted Alterations (defined as any purely decorative alteration which does not affect plumbing, electrical, mechanical or structural elements of the Building, does not require a building permit and does not in any instance exceed the cost of $25,000.00). The Landlord’s approval shall not, if given, under any circumstances be construed as a consent to the Landlord having its estate charged with the cost of work. The Landlord shall not unreasonably withhold, condition or delay its approval to any such request, but failure to comply with the Landlord’s reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal. In making, erecting, installing or altering any Leasehold Improvements, the Tenant shall not, without the prior written approval of the Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), alter or interfere with any installations which have been made by the Landlord or others and in no event shall alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building. The Tenant’s request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, if reasonably requested by Landlord, working drawings and specifications thereof. If the Tenant requires from the Landlord drawings or specifications of the Building in connection with the Leasehold Improvements, the Tenant shall pay Landlord’s actual cost in fulfilling such request on demand. All work to be performed in the Leased Premises shall be performed by competent and adequately insured contractors and sub-contractors of whom the Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld, conditioned or delayed (except that the Landlord may require that the Tenant’s contractors and sub-contractors who are engaged for any mechanical or electrical work be approved by Landlord) and by workmen who will not cause any labor strife for Landlord. All such work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord, shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord including, without limitation, payment on demand of a reasonable fee of the Landlord for such supervision (not to exceed 10% of the cost of such work); provided, however, that such fee shall be chargeable only if Landlord requires additional personnel or services which are not already employed by or engaged by Landlord and which are not reimbursed by tenants in the Building as Operating Costs and only to the extent of actual and reasonable out-of-pocket expenses therefor. All such work shall be completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord and in accordance with all laws, regulations and by-laws of all regulatory authorities. Notwithstanding the foregoing, Tenant shall not be required to pay any supervision fee of Landlord in connection with the initial Tenant’s Work described below. Copies of required building permits or authorizations shall be obtained by the Tenant at its expense and copies thereof shall be provided to the Landlord. If the Tenant undertakes Leasehold Improvements, upon completion of such Leasehold Improvements the Tenant shall supply to the Landlord complete “As-Built” drawings representing Leasehold Improvements installed and, if applicable, an engineer approved air balance report. No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building master key system.

Schedule F

1

Liens and Encumbrances on Improvements and Fixtures
3. In connection with the making, erection, installation or alteration of Leasehold Improvements and all other work or installations made by or for the Tenant in the Leased Premises, the Tenant shall comply with all the provisions of the construction lien and other similar statutes from time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. The Tenant will not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or, without the written consent of the Landlord, with respect to its trade fixtures nor shall the Tenant take any action as a consequence of which any such mortgage, conditional sale agreement or other encumbrance would attach to the Property or any part thereof. If and whenever any construction or other lien for work, labor, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after submission by the Landlord of notice thereof either procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may avail itself of any of its remedies hereunder for default of the Tenant and may make any payments or take any steps or proceedings required to procure the discharge of any such liens or encumbrances, and shall be entitled to be repaid by the Tenant on demand for any such payments and to be paid on demand by the Tenant for all costs and expenses in connection with steps or proceedings taken by the Landlord and the Landlord’s right to reimbursement and to payment shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrances so discharged was without merit or excessive or subject to any abatement, set-off or defense. The Tenant agrees to indemnify the Landlord from all claims, costs and expenses which may be incurred by the Landlord in any proceedings brought by any person against the Landlord alone or with another or others for or in respect of work, labor, services or materials supplied to or for the Tenant, except such responsibility shall not extend to Landlord’s Work.

Removal of Improvements and Fixtures

4.    All Leasehold Improvements in or upon the Leased Premises shall immediately, upon their placement, be and become the Landlord’s property without compensation therefor to the Tenant. Tenant will also have the right to install, attach, affix or otherwise place in or upon the Leased Premises any and all machinery, trade fixtures, furnishings and equipment necessary or desirable for Tenant’s proper use of the Leased Premises, none of which shall constitute Leasehold Improvements for purposes of the first sentence of this Section 4 of Schedule “F”. Tenant will repair any material damage to the Leased Premises caused by or resulting from the installation, use or removal of such machinery, trade fixtures, furnishings and equipment.

In the event of the Non-removal by the end of the Term, or sooner termination of this Lease, of any of Tenant’s personal property, the Landlord shall have the option, in addition to its other remedies under this Lease to declare to the Tenant that such personal property of Tenant is the property of the Landlord and the Landlord upon such a declaration may dispose of such personal property and retain any proceeds of disposition as security for the obligations of the Tenant to the Landlord and the Tenant shall be liable to the Landlord for any expenses incurred by the Landlord. Notwithstanding the foregoing, Tenant shall not be required to remove any of its initial Leasehold Improvements upon expiration or earlier termination of the Term other than wiring and cabling and any improvements identified by Landlord (such determination to be based on commercially reasonable standards) at the time it approves of the Working Drawings and Specifications for end of Term removal.

	5.	For the purpose of this Lease,

		a.	the term “Tenant’s Work” shall mean all work required to be done to complete the Leased Premises for occupancy by the Tenant excluding the “Landlord’s Work” (as hereinafter defined).

		b.	the term “Landlord’s Work” shall mean: the Base Building construction described in Exhibit 2 attached to this Schedule “F”. Additionally, although not part of “Landlord’s Work,” Landlord shall demolish existing improvements in the Leased Premises pursuant to Tenant’s plans and specifications which have been approved by Landlord pursuant to Section 2 above.

Schedule F

2

6.	Tenant and Tenant’s contractors and vendors shall comply with the Landlord’s Construction Rules and Regulations attached as Exhibit 1 to this Schedule “F”.

7.	The Tenant may enter the Leased Premises upon Lease Execution for the sole purpose of performing Tenant’s Work and installing Leasehold Improvements, furniture and equipment (the period between Lease Execution and the commencement of the Term is referred to as the “Improvement Period”). Tenant’s access to the Leased Premises during the Improvement Period shall be upon and subject to the following conditions:

(a)	During the Improvement Period, the Tenant, its servants, agents, employees, contractors, subcontractors, officers and directors shall be subject to and bound by all of the terms of and conditions of this Lease including without limiting the generality of the foregoing, insurance and indemnification provisions.

(b)	During the Improvement Period, the Tenant shall not be obligated to pay Rent.

(c)	(deleted)

(d)	During the Improvement Period, the Landlord shall have no obligation to provide the Tenant with any of the services required to be provided by the Landlord hereunder to the Tenant including without limitation any of the services referred to in paragraph 1,2,3 and 4 of Schedule “D” of this Lease and the Landlord shall not be liable to the Tenant for any loss whatsoever resulting from Landlord not providing any such services. Notwithstanding the foregoing, Landlord shall be obligated to provide Tenant and its contractors, architects and agents with reasonable access to the Leased Premises, utilities as may be necessary to complete Tenant’s Improvements and reasonable climate control.

(e)	Tenant shall be subject to all reasonable directions and restrictions established by Landlord.

(f)	By giving Tenant access to the Leased Premises prior to the Commencement Date, Landlord assumes no responsibility whatsoever for damage or injury to persons entering the Leased Premises, theft, damage or injury to property brought in or upon the Leased Premises, or any personal injury which may arise by reason of such access.

(g)	Tenant shall not occupy the Leased Premises or conduct its business therein until a certificate of occupancy has been issued.

8.	The Tenant shall submit to the Landlord for its approval the names of up to three (3) general contractors which the Tenant would consider using to construct the Tenant’s Work. The Tenant shall select the general contractor which will perform the Tenant’s Work (the “Contractor”) from the general contractors which have been approved by the Landlord. Upon receipt of a signed copy of the approved Working Drawings and Specifications and the required permits and approvals, the Tenant will instruct the Contractor to commence construction of the Tenant’s Work. Before any Tenant’s Work is commenced or the Contractor’s (or any subcontractor’s) equipment moved onto any portion of the Leased Premises, the Contractor shall deliver to the Landlord:

(i) a payment and performance bond naming the Landlord as beneficiary in an amount not less than the contract price set forth in the construction contract between the Tenant and the Contractor for the construction of the Tenant’s Work; and

(ii) evidence of compliance with Contractor Insurance Requirements below.

Contractor Insurance Requirements. All contractor(s) shall secure, pay for and maintain during all work to the Leased Premises or the Building, as the case may be, including without limitation, punchlist work, the following insurance in the following amounts, in amounts as set forth below:

1. Worker’s compensation insurance, as required by State law, and any insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned acts, and employers’ protective liability insurance in the amount of $1,000,000 for each accident and $1,000,000 for disease, each employee.

Schedule F

3

2. Commercial general liability insurance (including contractor’s protective liability) with the following minimum limits of liability:

A. Bodily injury and property damage, combined single limit, $2,000,000.00 for any one occurrence, subject to a general aggregate of $3,000,000.00.

B. Products and completed operations aggregate, $3,000,000

C. Personal and advertising injury, $2,000,000 per person/organization, subject to $3,000,000 general aggregate.

D. Medical payments, $10,000.00 per person and $100,000.00 per occurrence.

E. Fire legal liability, $200,000 per fire.

Such insurance shall provide for explosion, collapse and underground coverage, and shall specifically insure for completed operations, including without limitation during any work required or performed after issuance of a certificate of occupancy. Such insurance shall insure the general contractor arising from its operations under the contract and whether such operations are performed by the general contractor, any subcontractor, or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

3. Business auto policy insurance, including the ownership, maintenance and operation of the automotive equipment, owned, hired and non-owned in the following amounts:

A. Bodily injury:

Each person    $1,000,000

Each accident $1,000,000

B. Property Damage, each accident $1,000,000

The foregoing limits shall be subject to any restrictions under applicable law. Such insurance shall insure the general contractor and its subcontractors arising from their respective operations under the contract whether such operations are performed by the general contractor, subcontractors or any of their subcontractors or by anyone directly or indirectly employed by any of them.

4. Builders’ risk insurance for the work to be performed covering special form causes of loss on a completed value / replacement cost coverage basis, and shall include without limitation, coverage for collapse, testing and design error/faulty workmanship. The policy shall include Landlord and Landlord’s respective mortgagees as loss payees as their interests may appear.

All policies shall contain an endorsement waiving all rights of subrogation against Landlord, Landlord’s property manager and mortgagees. Evidence of insurance (ACORD-27 or equivalent) for all policies shall provide that no modification or cancellation of such insurance coverage shall be undertaken without thirty (30) days prior written notice to Landlord. All evidence of liability insurance required under this Exhibit (including worker’s compensation insurance if permitted by law and available from insurers) shall include an additional insured endorsement naming Landlord, Landlord’s property manager, and Landlord’s general contractors and mortgagees, if any, as additional insureds.

Schedule F

4

EXHIBIT 1

CONSTRUCTION RULES AND REGULATIONS

The Contractor and Subcontractors shall observe the Construction Rules and Regulations contained herein and such further rules and regulations and amendments and additions as may from time to time be made by the Landlord and notified in writing to the contractor.

CONSTRUCTION WORK GENERAL

1.	Prior to commencement of the bid process the Contractor should become familiar with the Rules and Regulations herein. The Rules and Regulations make specific reference to the procedures to be followed with respect to all construction to be performed. The Contractor is responsible for compliance with the requirements of all governmental authorities having jurisdiction, procurement of all permits (including Certificate of Occupancy) and permissions and payment of all fees and charges relating thereto except for the initial Building Permit, which shall be the responsibility of the Landlord.

2.	All Work shall be performed in accordance with working drawings and specifications as reasonably approved by the Landlord in writing. No changes to such drawings and specifications including any changes required by the City or other governmental authorities having jurisdiction are permitted without the written approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All Contractors, their employees, and subcontractors are subject to the provisions contained herein.

3.	Prior to commencement of Work, the Landlord shall have provided the Contractor with written notice that such work can proceed, and the Contractor shall have provided the Landlord with:

a.	the names of all subcontractors proposed to be used for the performance of work, and the Landlord shall have notified the Contractor of its approval thereof in writing. (which approval shall not be unreasonably withheld, conditionedor delayed);

b.	a construction schedule showing the timetable for the progress and completion of Work, and the Landlord shall have notified the Contractor of its approval thereof in writing. (which approval shall not be unreasonably withheld, conditioned or delayed);

c.	a signed copy of the Contract (s) for the undertaking of all work;

d.	a Performance Bond, unless specifically waived by the Landlord, for any Work with a value in excess of $50,000.00; and in a form an substance reasonably satisfactory to the Landlord;

e.	a Labor and Material Payment Bond for any Work with a value in excess of $50,000.00; and in a form and substance reasonably satisfactory to the Landlord;

f.	Certificates of Insurance providing evidence reasonably satisfactory to the Landlord that the Contractor has effected, as of the dated of commencement of performance of Work, all insurance coverage in the amounts and of the types required to be maintained by Contractor under the terms of the Contract with the Landlord;

g.	Evidence satisfactory to Landlord, that arrangements have been made for removal of Contractor’s refuse as provided under the section herein headed “Use of Building Services”.

4.	Subject to the terms of the Contract, Rules and Regulations contained herein and such other reasonable conditions as may be imposed by the Landlord from time to time, tenants and their designers, engineers, suppliers, Contractors and subcontractors shall be allowed reasonable access to and non-exclusive use of the Leased Premises for the purpose of performance and inspection of Work. The Contractor and its subcontractors shall cooperate with the Landlord and the Tenant and their Contractors who require access to and use of the Leased Premises in order to undertake any work that is required to be undertaken contemporaneously with or subsequent to completion of Contractor’s Work.

5.	The Contractor and his subcontractors shall fully familiarize themselves with the actual site conditions of the area where work is to be performed prior to commencement of the bidding procedure as such site conditions may from time to time vary from the conditions shown in the drawings and other information supplied to Contractor by the Landlord. The Landlord shall not be responsible for any costs incurred by contractor as a result of any such variances.

Schedule F

5

6.	The Contractor and subcontractors shall employ for the performance of the Work, workmen who do not cause any labor strife for Landlord and its Contractors and subcontractors. Should the performance of Tenant’s Work result in any conflict with any union to which any workmen employed by the Landlord or its Contractors and subcontractors belong, then, notwithstanding responsibility for cause of such conflict, the Contractor shall promptly, upon notice by the Landlord, have removed from the Building such of their subcontractors and workmen who are party to such conflict.

7.	All Contractor’s Work shall be of high quality, performed by persons trained and skilled in their respective trade and with materials which are new or like new, and shall be performed in accordance with applicable Building Codes and Regulations.

8.	On or about completion of the Work, tenants’ designers shall perform a final inspection of the same and shall prepare a punchlist. The Contractor shall use due diligence to complete all reasonable punch list items as time is of the essence. In addition, prior to Tenant’s move-in, the Contractor shall have provided the Landlord with a copy of all City and other governmental Permits required to be obtained prior to occupancy of the Leased Premises.

PERFORMANCE OF THE WORK

1.	The Contractor shall ensure that their employees and subcontractors protect the Building against damage resulting from the performance of work and transportation of materials to Leased Premises. Transportation of all materials in or out of the Building shall be by means of rubber wheeled dollies, carts or like vehicles, so as not to cut, mark or otherwise damage the floors and carpet of the Building. Plastic wheels are not an acceptable substitute.

2.	No wooden or metal pallets or skids shall be permitted within the Building, except at designated loading docks.

3.	The Contractor shall provide whatever protection is required (masonite boards taped at the seams) to adequately protect carpets and stone in and about Leased Premises, the corridors, and elevators from damage and marking.

4.	The Contractor shall ensure that their employees and subcontractors adequately protect Landlord’s blinds during the performance of Work by means of clean plastic cover sheets or such other means reasonably acceptable to the Landlord. Cleaning or replacement of blinds marked or damaged during the performance of Work shall be undertaken by the Landlord to the extent reasonably necessary all at the Contractor’s expense.

5.	The Contractor shall keep all work areas, both within and about the Leased Premises clean and tidy at all times, removing all rubbish and debris promptly as it occurs. No scrap piles shall be left to accumulate. All rubbish or debris found outside of areas designated for the same shall be removed and disposed of at Contractor’s cost. Upon completion of the Work, the Contractor shall promptly remove all rubbish, tools, equipment, and surplus materials from and about the Leased Premises and shall leave such premises clean and in good condition to the satisfaction of the Landlord. Any reasonably necessary cleaning of the Building, repairs of damage to the Building and Leased Premises, and removal of tools, equipment and surplus materials not undertaken by the Contractor upon completion of the work shall be undertaken by the Landlord at the Contractor’s expense.

6.	Floors shall not be loaded beyond their designed capacity. Building design live loads can be found in the base building structural drawings. Drywall shall be stocked only at column lines in piles not to exceed 12” in height. No stockpiling of any material is permitted on cantilevered floor bays. The Contractor shall promptly comply with any directions given by the Landlord with respect to stockpiling and storage of materials and equipment.

7.	No floors shall be drilled or cut without the Landlord’s written approval . Core drilling on all floors, subject always to the Landlord’s discretionary approval, shall be supervised by the Landlord and shall require inspection by the Structural Engineer prior to drilling.

8.	There shall be no alterations to or interference with any installations which have been made by the Landlord or others, and no part of the Building, specifically including any load bearing members, and curtain wall shall be cut, sleeved, drilled, punctured or otherwise interfered with, without the prior written approval of the Landlord.

9.	All Contractor’s Work shall be performed only within Leased Premises. Storage of dangerous or flammable materials anywhere in the Building is not permitted.

10.	Only fasteners with a maximum penetration of 3/4 will be acceptable for anchorage to the floors.

11.	Temporary filters must be installed by the Contractor over all return air duct inlets and over all perimeter conduction cabinets as required to facilitate proper functioning of all mechanical components. Filters must be removed and/or replaced prior to tenant occupancy.

Schedule F

6

12.	All ceiling tiles within Leased Premises (if applicable) shall be deemed to be in good condition at the commencement of the Work. Any ceiling tiles requiring replacement shall be replaced by the Contractor at his expense.

13.	No open flames for welding, cutting or other purposes are permitted without the prior written approval of the Landlord. If pressurized gas cylinders are used, the Contractor shall ensure that such use is in accordance with requisite safety provisions and requirements. All welding shall be accompanied by a fire extinguisher.

14.	All doors, ceiling tiles, light fixtures and other reusable materials which are the property of the Landlord and that are authorized by the Landlord to be removed from the Leased Premises shall be turned over to the Landlord.

15.	Unnecessary noise resulting from the performance of the Work is not permitted. All core drilling and ramsetting required for construction of partition and electrical or plumbing work that interferes with neighboring tenants is restricted to off-business hours prior to 8:00 a.m. and after 6:00 p.m. Monday through Friday and shall be undertaken only in accordance with the reasonable directions of the Landlord.

16.	During the course of the Work the Contractor shall be responsible, to the extent necessitated by such work, for the safety of the Building, its occupants, and their workmen and shall protect the same as required by good construction practice and law.

17.	Should tenants require that certain interior doors be lockable, the keying of such doors shall be tied into the Building master key system and coordinated with the Landlord. Contractor shall key locksets at all suite entry doors to building master at time of installation.

18.	Contractor will be responsible for the behavior of its employees and subcontractors employees. Harassment and/or teasing of tenants, occupants, guests and general public is specifically prohibited.

19.	All work shall be scheduled and performed in a manner to minimize the inconvenience to the ingress and egress of Tenants. This also applies to the parking garage.

20.	Work shall also be set up and performed to minimize disruption to retail tenants and pedestrians.

21.	All work, whether interior or exterior, shall be professional in performance, conduct and appearance. There will be no radios allowed on the site and food or beverages will be consumed out of public sight. There shall be no sexual harassment or comments to Tenants or pedestrians. All construction trash or debris shall be removed daily and shall not be temporarily stored in an unsightly manner or produce any unsafe conditions. All tools and equipment shall be organized and neat.

22.	All barriers, walkways, passthroughs, etc. shall provide proper instructions for the Tenants and general public and shall be painted and maintained for professional appearance and safety. Any lighting required shall also be installed for proper appearance and use.

23.	The General Contractor shall be responsible to insure these requirements are met or exceeded on a daily basis.

USE OF BUILDING SERVICES:

The Contractor shall make arrangements directly with the Landlord (who agrees to cooperate reasonably) for the use of Building Services, particularly with respect to the following:

1.	Hours of Work:

Work is generally only permitted during business hours i.e., 7:00 a.m. to 6:00 p.m., Monday through Friday excluding public holidays; provided, however, that to the extent the provisions hereof require that such work be undertaken at other times, such other times shall be permissible. All Work required to be undertaken during off-business hours shall be coordinated with the Landlord at least 24 hours prior to the commencement of work and shall be subject to the reasonable rules and regulations of the Landlord governing such off-business hours of work. Any additional building services and/or security required as a result of off-business hours work shall be at the Contractor’s cost.

2.	Materials Handling and Hoisting:

Schedule F

7

a.	All elevator bookings and use of loading docks shall be coordinated through the Landlord. Contractors will utilize the Freight elevator only.

b.	All materials shall be delivered through the loading dock and delivered to floors in the designated freight elevator only. Any contractor found moving materials into the building in an unauthorized manner will be immediately removed from the Building. All material deliveries shall be scheduled with the Landlord at least 24 hours in advance. Deliveries during normal business hours may be restricted due to tenant use.

c.	All Contractors shall supply their own rubber wheeled carts and dollies.

d.	Should the Contractor require freight elevator service to hoist large items such as rolled rugs, large pieces of glass etc., he shall first make special arrangements for such freight elevator use with the Landlord.

e.	Elevator floors, walls and ceilings must be protected from damage during transportation of materials. Elevator pads may be supplied by the Landlord. Any additional protective materials necessary to prevent damage shall be supplied by the Contractor. Should damage occur, such damage shall be repaired immediately at the Contractor’s expense. Unreported damage will be identified and the responsible parties will be held accountable for the cost of repair of the same. The Contractor is required to use designated freight or service elevators only.

3.	Garbage:

The Contractor shall remove all debris and waste materials daily, or more frequently as reasonably required. No debris, waste materials or equipment shall be placed in the Landlord’s trash room, compactor, dumpster or elsewhere in the building.

4.	Parking:

All parking by the Contractor is the responsibility of the Contractor, and the Landlord makes no representation that any such parking will be available. Contractor is specifically prohibited from parking in the loading dock area, which may only be used for the pick-up of trash or unloading of materials.

GENERAL:

Any Contractor and/or subcontractors who persistently, in the reasonable opinion of the Landlord, damages the Building and who does not comply with the Rules and Regulations contained herein is liable for any costs incurred by Landlord resulting from such removal of Contractor and/or subcontractors. The Landlord also reserves the right to take remedial action as reasonably necessary in the event of the Contractors and/or subcontractors failure to comply with the Rules and Regulations contained herein and the Contractor shall be liable for the cost of such remedial action, including fines, or being removed from the building.

Schedule F

8

EXHIBIT 2

BASE BUILDING CONSTRUCTION

1501 E. Woodfield Road

(a)	Men’s and Women’s washroom consistent with Building standard;

(b)	Public corridor and Demising partitions (both sides) that exist along with all finishes and components for all Public areas (Elevator Lobby and Corridors) for multi-Tenant floors;

(c)	All building columns, core walls and perimeter walls to be insulated and drywalled, taped, sanded on exterior of premises. Tenant to install drywall, tape and sand on interior of Leased Premises as part of Tenant Improvements;

(d)	Slab shall be unfinished, in reasonable condition to receive Tenant’s carpet. Slabs are post-tensioned cable construction;

(e)	HVAC: Central variable air volume (VAV) air conditioning and ventilation system, approximately one zone per 887 square foot. Heating by continuous electric baseboard radiation controlled by SCR units.

(f)	Telephone service available at net-pop room. Tenant responsible for distribution;

(g)	Electrical; (i) Riser, disconnect and service connection cabling, disconnect panel and conduit for Tenant distribution panels – Tenant is responsible for distribution from the electrical rooms to Tenant panels in the suite- and Lighting, Demand Load, per USF, (ii) Meter Socket(s) and (iii) Telephone Riser and connecting blocks. Landlord is responsible for separately metering electricity to the Leased Premises;

(h)	The Base Building conditions of the Leased Premises shall be delivered consistent with federal and state laws and city codes and ordinances, including Americans with Disabilities Act;

(i)	Building Standard window coverings (horizontal mini blinds, etc.);

(j)	Fiber optics delivered to net-pop. Tenant responsible for distribution;

(k)	Standard Sprinkler distribution system mains with riser, mains and controls, however, turn down of heads and distribution lines will be coordinated through the Tenant Improvement processes and paid from Tenant’s construction allowance;

(l)	ADA approved Life Safety system riser and controls / panels in the Building core to support audio and visual codes along with installation of elements in common areas;

(m)	Common Area water coolers as required by code and ADA;

(n)	After seeing Tenant plans, Landlord will determine that all above ceiling Shell Condition Systems are installed allowing for the installation, without conflict, of building standard sized ceiling and above ceiling and MEP components and Landlord shall correct any conflicts if necessary. Tenant’s architect/consultants shall make reasonable efforts to revise conflicting components if possible;

(o)	Fire valve / hose / cabinets as required by code for unimproved / raw Tenant areas; and

(p)	Operational freight elevator.

Schedule F

9

EXHIBIT 3

FORM OF TENANT CONTRACTOR’S ENVIRONMENTAL CERTIFICATION

The undersigned contractor (the “Contractor”) hereby certifies to the Landlord that, in the construction of the Tenant’s Work, the Contractor and its subcontractors and material men did not, in violation of any Environmental Law, place in the Leased Premises, in the Building or on the Land any Hazardous Materials (as defined below) and did not use the Leased Premises or the base Building or the Land for the manufacture, generation, processing, treatment, storage or disposal of any Hazardous Materials; the Contractor has not received notice and has no reason to anticipate the receipt of (i) notice of any pending claim, or threatened action or proceeding (and the Leased Premises and/or the Contractor is/are not subject to any environmentally related consent order or other judicial order or mandate) relating to the condition of the Leased Premises or the Base Building, or (ii) any alleged violation of federal, state or local environmental, health or safety statute, ordinance or regulation, including, by way of example and not of limitation, the Comprehensive Environmental Response Compensation and Liability Act (“Superfund” or “CERCLA”), 42 U.S.C. Sections 9601 et seq., the Superfund Amendments and reauthorization Act of 1986 (“SARA”), 42 U.S.C. Sections 9601(20)(D), the Resource Conservation and Recovery Act (the “Solid Waste Disposal Act” or “RCRA”), 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 (“CWA”), 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1966 (“CAA”), as amended, 32 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”), 7 U.S.C. Sections 136 et seq., the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. Sections 651 et seq., the Safe Drinking Water Act (“SDWA”), 42 U.S.C. Sections 399f et seq., the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Sections 2601 et seq., and any and all Illinois environmental laws, regulations and ordinances (“Illinois Environmental Law”) (collectively, the “Environmental Laws”). The Contractor hereby certifies to the Landlord that, the Leased Premises and the Contractor are in compliance with the Environmental Laws as the same relate to the Leased Premises, including all reporting, licensing, permitting and registration requirements imposed or otherwise required by the Environmental Laws. As used herein, the term “Hazardous Material” shall include (i) asbestos or asbestos containing materials, whether or not friable and whether or not the asbestos or asbestos containing materials are encapsulated or otherwise deemed not to constitute a present health hazard if left undisturbed; (ii) ureaformaldehyde foam insulation; (iii) petroleum, petroleum distillates, oil, or petroleum products and their by-products; (iv) any lead-based paint; (v) any electrical transformers, transducers, capacitors or other similar electrical transmission equipment containing dielectric fluids with detectable levels of polychlorinated or polybrominated biphenyls (“PCBs” and “PBBs,” respectively); (vi) leaded solders or fluxes, lead-containing plumbing fixtures, drinking water coolers, piping and conduits; or (vii) any substance or combination of substances defined as “hazardous substances,” “hazardous wastes,” “extremely hazardous waste, “hazardous materials,” toxic substances,” or any other category of similar import in any Environmental Law or any regulation promulgated pursuant thereto, and any containers currently or previously containing the same.

[Name of Contractor]

By:

Name:

Title:

Schedule F

10

SCHEDULE “G-1”

TENANT IMPROVEMENT ALLOWANCE

The Landlord agrees, subject as herein provided, to reimburse the Tenant the amount of up to $39.00 per rentable square foot for the initial Leased Premises (i.e., not including any expansion space) consisting of 45,407 square feet for a total allowance of $1,770,873.00 (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance is to offset all or part of the Tenant’s expenditure for the initial Leasehold Improvements. The Tenant Improvement Allowance may be applied by the Tenant toward all costs incurred by the Tenant in connection with the Tenant’s Work in the Leased Premises, including construction costs, architectural, engineering and other consulting fees. In the event any of the allowances described in this Schedule “F” other than the refurbishment allowance are not expended in their entirety, the remaining balance shall serve as a credit against Tenant’s Basic Rent obligations then becoming due.

Prior to the Tenant having occupied and conducted business from the entire Leased Premises for thirty-one (31) days, the Landlord shall not disburse to the Tenant more than ninety percent (90%) of the Tenant Improvement Allowance. Once the Tenant has occupied and conducted business from the entire Leased Premises for a minimum of thirty-one (31) days, and upon receipt by the Landlord of (a) a final Draw Request (as hereinafter defined), (b) evidence satisfactory to the Landlord that all contractors, workers, material and service suppliers and all other persons having claims against the Tenant for payment of work done or material or service supplied in connection with the Tenant’s Leasehold Improvements have been paid in full, (c) reproducible as-built architectural and engineering drawings of the Leased Premises, (d) a certified air balance report for the Leased Premises, approved by the Tenant’s engineer, and (e) an executed environmental certification from the Tenant’s general contractor in the form set forth in Exhibit 3 attached to this Schedule “F”, the Landlord shall reimburse the Tenant the balance of the Tenant Improvement Allowance due to the Tenant. The said balance shall not be payable by the Landlord unless the Tenant has completed the installation of the Leasehold Improvements in accordance with the drawings and specifications approved by the Landlord. It is a condition precedent to the Landlord’s obligation to reimburse the Tenant as aforesaid, that the final Draw Request be received by the Landlord before the expiry of the first year of the Term.

Payment of the Tenant Improvement Allowance shall be further subject to the following:

i) Not more than once per calendar month, the Tenant shall present to the Landlord the Tenant’s request for payment (“Draw Request”) for such work which has been completed to date (excepting for the final Draw Request, which may be submitted immediately upon the above conditions being met). Each Draw Request shall include the Tenant’s certification that the Tenant Work covered thereby has been substantially completed, and shall be substantiated by invoices or other evidence of payment for such Tenant Work. Within twenty (20) days of the Landlord’s receipt of a complete and correct Draw Request, the Landlord shall make payment to the Tenant (or to the Tenant’s vendors, subject as hereinafter provided).

ii) All Draw Requests covering construction work shall be accompanied by an AIA Application and Certificate for Payment (AIA Documents G702 and G703), certified by the Tenant’s architect, and covering only such work as is actually installed in the Leased Premises. All Certificates for Payment shall include full, partial, or conditional releases of lien, as the case may be, and other such documentation as the Landlord may reasonably request. Prior to substantial completion of the Tenant Work, all Certificates for Payment shall include retainage of not less than ten percent (10%) of the value of the work in place.

iii) In the case of invoices greater than Ten Thousand Dollars ($10,000.00), the Tenant may request that the Landlord make payment directly to the contractor, supplier, or vendor. Any such request(s) shall be included in the monthly Draw Request, and shall be accompanied by the vendor’s original invoice for the work.

iv) In the event that the Tenant is in Default of the Lease, the Landlord shall have no obligation to make any payment of the Tenant Improvement Allowance, until such time as the Default has been cured by the Tenant.

The Landlord shall have the right, but not an obligation, to pay any contractor, workers, material and service supplier, and all other persons who have performed work or supplied material or service in connection with the Tenant’s Leasehold Improvements if the Tenant has failed to do so in a timely manner, and the Tenant shall pay the Landlord on demand the amount the Landlord has so paid, unless

Schedule G

1

such payment is made by the Landlord prior to the disbursement of the Tenant Improvement Allowance, in which case the amount of such payment shall be deducted from the Tenant Improvement Allowance.

Schedule G

2

SCHEDULE “H”

OPTION TO RENEW

(a) Provided Tenant is not then in default hereunder beyond any applicable cure period and as long as Tenant has not defaulted in the payment of Rent more than five (5) times during the Term, the Landlord grants to Tenant two (2) separate options to renew the Lease. Each such option shall be for a Five (5) Year renewal of the Lease (each a “Renewal Term”) on the same terms and conditions as in the standard lease agreement then, at the commencement of the Renewal Term, being used by the Landlord for the Building save and except the right of further renewal, Basic Rent, Tenant Improvement Allowance which shall be inapplicable to the Renewal Term and Rent Free Period (i.e., abatement of Rent as contemplated by Section 3 of the Lease) which shall be inapplicable to the Renewal Term. In order to exercise an option for a Renewal Term, Tenant must give Landlord notice of such exercise not more than fifteen (15) and not less than twelve (12) months prior to the expiration of the then expiring Term.

(b) The Basic Rent rate per rentable square foot for the Leased Premises during the Renewal Term shall be equal to Prevailing Market as described below (as used herein, the term “Prevailing Market” includes market concessions, if any). Within 30 days after Landlord’s receipt of Tenant’s Renewal Notice, Landlord shall advise Tenant of the applicable Basic Rent rate for the Leased Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Basic Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into a Renewal Amendment (defined below). If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith for a period of thirty (30) days after the date of Tenant’s Rejection Notice to agree upon the Prevailing Market rate for the Leased Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment (defined below). Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Leased Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) given within ten (10) business days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market Rate determined in accordance with the following procedures. If Tenant fails to exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.

If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall meet and each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, Landlord and Tenant, within ten (10) business days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in the city or county in which the Building is located, with working knowledge of current rental rates and practices. For purposes of this Lease, an “MAI” appraiser means an individual who holds and MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Renewal Term. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Basic Rent rate for the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the ten (10) business day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the appraiser shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Basic Rent rate for the Renewal Term. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market

Schedule H

1

rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Basic Rent upon the terms and conditions in effect for the initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Basic Rent for the Renewal Term shall be retroactively adjusted to the commencement of the Renewal Term. If such adjustment results in an underpayment of Basic Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Basic Rent by Tenant, Landlord shall credit such overpayment against the next installment of Basic Rent due under the Lease and, to the extent necessary, and subsequent installments until the entire amount of such overpayment has been credited against Basic Rent.

(c) If Tenant is entitled to and properly exercises a Renewal Option, Landlord shall prepare a commercially reasonable amendment (the “Renewal Amendment”) to reflect changes in the Basic Rent, Term and other appropriate terms. Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same; provided, however, failure of the parties to execute the Renewal Amendment shall not invalidate an otherwise proper exercise by Tenant of the Renewal Option.

(d) The Tenant’s Option to Renew hereunder is personal to the Tenant and automatically expires on any Transfer or parting with possession of all or any part of the Leased Premises whether or not the same is with the consent of the Landlord, unless such Transfer was to a Controlled Tenant, in which instance the Option to Extend shall not automatically expire.

Schedule H

2

SCHEDULE “I”

LETTER OF CREDIT

Tenant may elect to deliver a letter of credit in lieu of a cash Security Deposit, which letter of credit shall be in the amount of the Security Deposit required by the Lease. The Letter of Credit shall be a clean, irrevocable letter of credit in form and substance acceptable to Landlord in its reasonable discretion issued by a state or federally chartered bank with retail banking offices and drawable in the county in which the Building is located, having a minimum net worth acceptable to Landlord in its reasonable discretion. Landlord shall be entitled to draw on the letter of credit to cure any default of Tenant or pay Landlord any sums owed by Tenant. The Letter of Credit shall have a minimum term of 1 year and it shall state that it will automatically renew for successive 1 year periods unless the issuer shall notify Landlord at least thirty (30) days prior to the expiration date of the then existing term that the Letter of Credit will not be renewed. If Landlord receives any such notice and Tenant fails to deliver a replacement Letter of Credit meeting the requirements of this Paragraph, Landlord shall be entitled to draw the full amount represented by such instrument. Such letter of credit and any sums drawn pursuant thereto shall be held by Landlord as security for the payment by the Tenant of any and all present and future debts and liabilities of the Tenant to the Landlord and for the performance by the Tenant of all of its obligations arising under or in connection with this Lease (the “Debts, Liabilities and Obligations”) and otherwise in accordance with the purposes of the Security Deposit as set forth in the Lease.

Schedule I

1

SCHEDULE “J”

Restrictive Covenants in Other Leases

Notwithstanding any use of the Leased Premises permitted by this Lease, the Leased Premises shall not be used in such a way as to contravene the following covenants in leases from the Landlord to other tenants in the Property. The Tenant hereby covenants and agrees that it will not carry on in the Leased Premises any business which will in any way place the Landlord in breach of such covenants and will indemnify and save the Landlord harmless against all actions, claims, demands, costs and expenses with respect thereto. If, in the opinion of the Landlord, any of such covenants are being contravened as a result of any use of the Leased Premises by the Tenant, the Tenant shall immediately discontinue such use upon the Landlord’s written request and failing such discontinuance the Landlord shall have the right to terminate this Lease forthwith by notice in writing. The covenants are:

1)	“Lease to Northern Trust Bank”

Provided the Lease is in full force and effect and Tenant is not in default beyond any applicable cure period in payment of Rent or any other monetary obligation under the Lease, and that the Tenant duly and regularly pays the Basic Rent and any and all sums required to be paid pursuant to this Lease Agreement and its attached Schedules and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed, and performed herein, the Landlord agrees, as of the commencement date of the Lease and throughout the Term of the Lease, not to enter into a Lease or Sublease Agreement with any other bank, savings and loan association, credit union or trust company in the 1501 Building in the Property known as the Schaumburg Corporate Center.

Also, no other stockbroker or insurance company (except Landlord) will have rights to the sign band on the West side of the 1501 Building. Tenant’s exclusivity rights shall only be applicable to the 1501 Building.

2)	“Lease to Dennis Smith and Maureen Smith, d/b/a The Atrium Shop”

Provided that the Tenant duly and regularly pays the Rent and any and all sums required pursuant to this Lease Agreement and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed, and performed herein, the Landlord agrees, throughout the Term of the Lease, not to enter into a Lease Agreement with any other smoke shop as defined herein, in the property known as the Schaumburg Corporate Center.

3)	“Lease to Arthur G. Artman, an Individual, d/b/a Hair Studio 114”

Provided that the Tenant duly and regularly pays the Rent and any and all sums required pursuant to this Lease Agreement and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed, and performed herein, the Landlord agrees, as of the commencement date of the Lease and throughout the Term of the Lease, not to enter into a Lease Agreement with any other barber or beauty shop in the Property known as the Schaumburg Corporate Center.

4)	“Lease to Hoopis Financial Group, Inc.”

The Landlord agrees that, as long as Tenant occupies a minimum of 16,500 square feet +/- 500 sq.ft. in the Property during the Lease Term, any major life insurance company shall not be permitted to display Building signage (name/logo) at the top of the 1475 E. Woodfield Road Building during this initial Lease Term.

Schedule J

1

SCHEDULE “K-1”

OPTION TO CANCEL

Tenant shall have an option to cancel this Lease, which cancellation shall be effective as of expiration of the fifth year following the Commencement Date (the “Cancellation Date”). Tenant shall exercise the Cancellation Option, if at all, by notifying Landlord of such exercise not less than 12 months prior to the Cancellation Date and paying Landlord on the date of such notice a cancellation fee equal to 5 months of Rent in the amounts applicable to fifth year following the Commencement Date.

Schedule K-1

1

SCHEDULE “K-2”

OCCUPANCY PRIOR TO COMMENCEMENT OF TERM

Notwithstanding the foregoing, Landlord shall deliver and Tenant shall accept the Leased Premises in “as-is” condition but broom-clean and with the Base Building Standards described in Exhibit 2 attached to Schedule “F” completed on the date the Lease is fully signed and delivered by the parties. Tenant’s occupancy of the Leased Premises during the period from such delivery to the Commencement Date shall entitle Tenant to all of its rights as stated in the Lease and its Schedules and be subject to all of the terms and conditions of this Lease except that Tenant shall not be required to pay Basic Rent or Additional Rent for such period prior to the Commencement Date. The Base Building Standards shall be deemed to have been completed as of the date that the Leased Premises are delivered to Tenant, except that if Tenant discovers any of the Base Building Standards not completed and notifies Landlord of such fact before Tenant commences construction of Tenant’s Work described in Schedule “F”, Landlord shall have sixty (60) days to complete said standards, or longer provided Landlord diligently pursues such work to completion. Tenant acknowledges that Landlord is not obligated to improve or renovate the Premises other than (i) completion of the Base Building Standards as aforesaid and (ii) completion of demolition work required by Schedule F, Section 5(b).

(a)	During the Occupancy Prior to the Commencement Date, Tenant shall not be obligated to pay Rent except those charges set out in the following paragraph.

(b)	The Tenant shall be responsible during the Occupancy Prior to Commencement of Term Period for services and utilities used for or in connection with the Leased Premises, including, without limiting the generality of the foregoing, and the use and consumption of utilities such as power and telephone.

Schedule K-2

1

SCHEDULE “K-3”

STORAGE SPACE

Landlord shall lease to Tenant approximately 2,098 square feet of storage space located in the Lower Level of the 1501 Building. As a condition to leasing the storage space, Tenant shall sign Landlord’s standard storage agreement (a copy of which is attached as Exhibit 1 to this Schedule “K-3”) except that Tenant will not be required to pay rent for the storage space during the initial Term. During Renewal Terms, Tenant shall pay Landlord’s published rate for storage space.

Schedule K-3

1

EXHIBIT 1

STORAGE LEASE

THIS STORAGE LEASE made this <number> day of <month>, 2004.

B E T W E E N:

AMERICAN PHARMACEUTICAL PARTNERS, INC.

(hereinafter called the “Tenant”)

OF THE FIRST PART

—and—

THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

(hereinafter called “Manufacturers”)

OF THE SECOND PART

WHEREAS by lease (the “Lease”) dated the <number> day of <month>, <year>, the Tenant leased from Manufacturers premises (the “Leased Premises”) on the third floor of the building known as Schaumburg Corporate Center, 1501 Woodfield Road, Suite 300, Schaumburg, Illinois, (the “Building”) and in connection therewith the Tenant wishes to license storage space in the Building;

NOW WITNESSETH that in consideration of the sum of TWO DOLLARS ($2.00) paid by the Tenant to Manufacturers and for other good and valuable consideration (the receipt of which is hereby acknowledged) the Tenant and Manufacturers agree as follows:

1. Commencing on the Commencement Date of the Lease (as defined therein), and ending on the termination date of the Lease, as said date may be extended pursuant to Schedule “H” of the Lease (the expiry date) or other termination of the Lease (the “Storage Premises Term”), Manufacturers grants to Tenant the right to use exclusively the premises, Locker unit numbers 26, 31,32,33 (the “Storage Premises”) located in the 1501 Building consisting of approximately 2,098 square feet of storage on the Lower Level floor as outlined in heavy black and cross hatched on the plan or plans marked Schedule “A” attached hereto. The Storage Premises shall be solely used (notwithstanding any other provisions of the Lease) for the storage of the Tenant’s effects used or associated with the Tenant’s use of the Leased Premises.

2. Tenant shall not be obligated to pay rent during the initial term of the Lease. During the Renewal Term of the Lease (if exercised by Tenant pursuant to Schedule “H” of the Lease), Tenant shall without deduction or right of offset pay to Manufacturers yearly and every year during the Storage Premises Term, in respect of the Storage Premises, as part of Rent (as defined in the Lease), Manufacturers’ standard published market rate for the Storage Premises, payable in equal monthly installments.

3. Tenant agrees to comply with such reasonable rules (the “Storage Rules”) as may be established from time to time by Manufacturers covering the use of any storage premises.

4. Tenant agrees to indemnify Manufacturers against all liability, claims, damages or expenses due to or arising out of any act, omission or neglect by the Tenant, his or its agents, servants, invitees or tenants on or about the Storage Premises or due to or arising out of any breach by the Tenant of the provisions of this License or the Storage Rules, except for any such liability, claims, damages or expenses which arises from Manufacturers’ gross negligence or willful misconduct.

5. Manufacturers shall not be liable for any loss, injury or damage however caused to persons using the Storage Premises or to any of the contents of the Storage Premises, except for any loss, injury or damage which arises from Manufacturers’ gross negligence or willful misconduct.

6. Tenant shall not assign, sublicense or part with possession of any of the Storage Premises to any other party without the consent in writing of Manufacturers which consent may not be unreasonably withheld; provided, however, that to the extent that the Tenant’s rights under the Lease are assigned, the Tenant’s rights hereunder shall be deemed automatically assigned as well. In the event that the originally named Tenant is released from its obligations under the Lease pursuant to Section 7.(e) of the Lease, the originally named Tenant shall likewise be released from its obligations under this Storage Lease provided that the Controlled Tenant referenced in Section 7.(e) of the Lease assumes the obligations of the originally named Tenant under this Storage Lease. Notwithstanding the foregoing, during the initial Term

Schedule K-3

2

of the Lease (as well as any Renewal Term), any assignee or subtenant of Tenant other than a Controlled Tenant shall be obligated to pay to Manufacturers without deduction or right of offset, in respect of the Storage Premises, Manufacturers’ standard published market rate for the Storage Premises, payable in equal monthly installments.

7. Tenant shall accept the Storage Premises in an “as is” condition.

8. Tenant shall not make, erect, install or alter any Leasehold Improvements (as defined in the Lease) in the Storage Premises without having requested and obtained Manufacturer’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. All Leasehold Improvements in the Storage Premises shall immediately upon their placement be and become Manufacturers property without compensation to the Tenant.

9. Tenant shall prior to the expiry or other termination of the Storage Term remove such of the Leasehold Improvements and trade fixtures in the Storage Premises as Manufacturers shall require to be removed and shall make good at the expense of the Tenant any damage caused to the Property by the installation and removal. In the event of non-removal of the Leasehold Improvements or trade fixtures or damage to the Property the Tenant shall be liable to Manufacturers for any expenses incurred by Manufacturers and such liability shall survive expiry or other termination of this Agreement.

10. Tenant shall:

(i)	conduct and maintain its business and operations at the Storage Premises so as to comply in all respects with common law and with all present and future applicable federal, provincial/ state, local, municipal, governmental or quasi-governmental laws, by-laws, rules, regulations, licenses, orders, guidelines, directives, permits, decisions or requirements concerning occupational or public health and safety or the environment and any order, injunction, judgment, declaration, notice or demand issued thereunder, (“Environmental Laws”);

(ii)	not permit or suffer any substance which is hazardous or is prohibited, restricted, regulated or controlled under any Environmental Law to be present at, on or in the Storage Premises, unless it has received the prior written consent of Manufacturers which consent may be arbitrarily withheld; provided, however, that, to the extent Tenant is permitted to store pharmaceuticals pursuant to the Lease, Tenant shall be permitted to store such pharmaceuticals in the Storage Space hereunder.

11. In the event that Tenant properly exercises any option to terminate the Lease or the Lease is otherwise terminated, this Storage Lease shall likewise terminate as of the date of termination of the Lease.

IN WITNESS WHEREOF the parties hereto have executed this Storage License. I/We have authority to bind the corporation.

AMERICAN PHARMACEUTICAL PARTNERS, INC.

by:

Name:	Witness

Title:

THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

by:

Name:	Richard P. Marino	Witness

Title:	Property Manager

Schedule K-3

3

SCHEDULE “L-1”

FIRST OPPORTUNITY TO LEASE

(a)	Subject to the rights of existing Tenants (of which Landlord has made certain representations set forth in Section 1 of the Lease), and further provided Tenant has not defaulted in the payment of Rent more than five (5) times during the Term, the Landlord will grant to the Tenant the first opportunity to lease (the “First Opportunity to Lease”) a portion of the 4th Floor East Space (herein called the “Opportunity Space”). The exact Rentable Area and location of the Expansion Space shall be determined by Landlord in its reasonable discretion, and Rentable Area shall be determined in accordance with Schedule B-1 to the Lease, however, in no event shall the Opportunity Space contain less than 10,000 square feet of Rentable Area. The First Opportunity to Lease is subject to the following conditions:

1. Landlord receives notice of exercise (“Opportunity Notice”) not later than June 1, 2005.

2. Tenant is not in default under the Lease beyond any applicable notice and cure periods at the time that Tenant delivers its Expansion Notice; and

3. No more than 15% of the Leased Premises is being occupied by anyone other than the original named Tenant or a Controlled Tenant at the time that Tenant delivers its Opportunity Notice; and

4. The Lease has not been assigned (other than pursuant to a Controlled Tenant, if any, as defined in the Lease) prior to the date that Tenant delivers its Expansion Notice.

(b)	The First Opportunity to Lease shall be subject to the Opportunity Space becoming vacant and available for lease. Opportunity Space shall be deemed “available for lease” only to the extent that such space is not subject to the rights of another party, e.g., right of expansion, first offer, renewal or any other right of a third party; provided, however, that Landlord agrees that it will not grant rights to such space to another party following the date of this Lease.

(c)	The expiration date of the term of the lease for the Opportunity Space shall coincide with the expiration date of this Lease or renewals thereof (if any) if exercised.

(d)	The Opportunity Space shall be subject to the same terms and conditions as in this Lease except that: (i) Basic Rent per square foot for the Opportunity Space shall be Prevailing Market (determined in accordance with the procedures governing Prevailing Market determination in Schedule “H”, but in no event shall the Basic Rent per square foot per annum for the Opportunity Space be less than the Basic Rent per square foot per annum for the Leased Premises prevailing at the Opportunity Space Commencement Date; and (ii) the Tenant’s Proportionate Share will be increased accordingly.

(e)	The Tenant agrees to accept the Opportunity Space in its then condition at the Opportunity Space Commencement Date.

(f)	The Tenant agrees to execute the Landlord’s standard lease amendment agreement then, at the Opportunity Space Commencement Date being used by the Landlord for the Building to give effect to the First Opportunity to Lease if exercised by the Tenant.

(g)	The Tenant’s First Opportunity to Lease is personal to the Tenant and automatically expires on any Transfer or parting with possession of all or any part of the Leased Premises whether or not the same is with the consent of the Landlord, unless such Transfer was to a Controlled Tenant, in which instance the First Opportunity to Lease shall not automatically expire.

Schedule L-1

1

SCHEDULE “L-2”

OPTION TO EXPAND

Subject to the rights of existing Tenants (of which Landlord has made certain representations set forth in Section 1 of the Lease), and further provided Tenant has not defaulted in the payment of Rent more than five (5) times during the Term,, Landlord hereby grants Tenant an option (the “ Expansion Option”) to lease the Expansion Space (described below), if:

1. Landlord receives notice of exercise (“Expansion Notice”) not later than expiration of the first year following the date that Landlord delivers the Leased Premises to Tenant.

2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Expansion Notice; and

3. No more than 15% of the Leased Premises is being occupied by anyone other than the original named Tenant or a Controlled Tenant at the time that Tenant delivers its Opportunity Notice; and

4. The Lease has not been assigned (other than pursuant to a Controlled Tenant, if any, as defined in the Lease) prior to the date that Tenant delivers its Expansion Notice.

5. The Expansion Space shall consist of the remaining space on the third Floor South that is contiguous with the Leased Premises (the exact Rentable Area and location of the Expansion Space shall be determined by Landlord in its reasonable discretion, and Rentable Area shall be determined in accordance with Schedule B-1 to the Lease). The Expansion Option shall be null and void should Tenant fail to exercise it as and when required above. By exercising the Expansion Option, Tenant shall be deemed to have leased the Expansion Space effective as of commencement of the third year following the date Landlord delivers the Leased Premises to Tenant or such earlier date on which Tenant occupies the Expansion Space assuming Landlord is able to and elects to make the Expansion Space available earlier than commencement of such third year.

6. Tenant’s lease of the Expansion Space shall be on the same terms and conditions of the Lease and the Leased Premises shall be deemed to include the Expansion Space on said effective date, except that (i) Tenant’s obligation to pay Rent with respect to the Expansion Space shall commence on the date which is the earlier of ninety (90) days after Landlord delivers the Expansion Space to Tenant in its then “as-is” condition but containing the Base Building conditions applicable to same as described in Schedule 2 attached to Schedule “F” or the date Tenant occupies the Expansion Space for normal business operations, (ii) Tenant’s Proportionate Share shall be ratably increased based on the rentable area of the Expansion Space; (iii) Landlord shall have no obligation to improve or renovate the Expansion Space or contribute to the cost thereof other than providing Tenant with an improvement allowance with respect to the Expansion Space consisting of a pro rata share of $39.00 per square foot of the Expansion Space and (iv) Basic Rent shall be ratably increased based on the rentable area of the Expansion Space. The pro rata share is a fraction, the numerator of which is the number of months remaining in the Term at the time Tenant commences paying Rent with respect to the Expansion Space, and the denominator of which is one hundred twenty (120).

7. If Tenant is entitled to and properly exercises its Expansion Option, Landlord shall prepare an amendment (the “Expansion Amendment”) to reflect changes in the Basic Rent and other appropriate terms. The Expansion Amendment shall be sent to Tenant within a reasonable time following Tenant’s exercise of the Expansion Option and Tenant shall execute and return the Expansion Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but an otherwise valid exercise of the Expansion Option shall, at Landlord’s option, be fully effective whether or not the Expansion Amendment is executed.

Schedule L-2

1

SCHEDULE “M-1”

SIGNAGE

Tenant, at its sole cost and expense, shall, subject to applicable laws, be permitted to install a monument sign (monochromatic) at one of the following locations: (i) in the North Courtyard with and the location/size/design to be mutually agreed upon by Landlord and Tenant or (ii) on the Meacham Road side of the complex at the “main entrance” of the 1501 building. In addition, Tenant shall, subject to applicable laws, be permitted to install a panel of the existing exterior monument sign at the Meacham Road (West) entrance for the 1501 E. Woodfield Building; provided, however, that all costs related to the design, construction and installation of the monument sign shall be borne by Landlord (however, Tenant shall be responsible for the cost to construct and install its sign panel on the monument sign). Additionally, subject to Tenant leasing and continuously occupying a minimum of 90,000 square feet of Rentable Area in the Building, and subject to the approval of the Village of Schaumburg, Tenant will have the right to install, at its sole cost, a sign on the Building parapet at the top of the building. Notwithstanding the foregoing, Tenant’s failure to occupy the Leased Premises shall not void its signage rights provided that such failure does not exceed 90 days. Notwithstanding the foregoing, if after leasing at least 90,000 square feet of Rentable Area in the Building, the originally named Tenant or a Controlled Tenant ceases to lease at least that amount of Rentable Area in the Building (and for purposes of this sentence, cessation of leasing space in the Building shall include Landlord’s right to recapture such space in lieu of approving of an assignment or sublease to a non-affiliate of Tenant), Tenant shall not be entitled to maintain its Building parapet signage and shall immediately remove same. At such time as Tenant installs its Building signage, it shall no longer be entitled to the monument sign referenced in the first sentence of this paragraph, and Tenant shall at that time remove the monument sign and restore the landscaped areas to Landlord’s reasonable satisfaction; provided, however, that if Tenant is ever required to remove its Building parapet signage in accordance herewith, Tenant shall again be entitled to construct a monument sign as provided in the first sentence hereof . Additionally, Tenant shall be entitled to (i) Building standard signage in the Building directory in the lobby of the Building, (ii) Building standard signage in the Common Area corridor of each floor on which the Leased Premises is located and (iii) Building standard signage at the main entrance of the Leased Premises, all of which shall be paid for by Landlord. Tenant shall at its expense remove all of its exterior signage no later than the date on which this Lease expires, or sooner as required by this paragraph. Upon removal of Tenant’s exterior Building signage, Tenant shall restore the portion of the Building on which such signage was located to the condition in which it existed immediately prior to installation of such signage including repair of any damage resulting from such removal. Tenant shall, at its sole expense, maintain all of its exterior signage in first class condition and appearance throughout the Term in compliance with all laws, except that the existing monument signage on which Tenant shall be entitled to a panel shall be generally maintained by Landlord, and Tenant shall only be responsible for maintenance of its panel. Prior to installation of Tenant’s exterior signage, Tenant shall obtain Landlord’s prior written approval of its plans showing the size, design, location and method of installation of said sign, all of which shall be subject to Landlord’s prior written consent which shall not be unreasonably withheld. Tenant shall be responsible, conditioned or delayed but which may be withheld based on Landlord’s aesthetic determinations. Landlord shall at no cost to Landlord support any variance application filed by Tenant with the Village of Schaumburg in order to obtain permits for Tenant’s exterior signage if and only if (i) Landlord determines in its reasonable discretion that such variance will not in any manner impair the availability of signage approvals or signage rights with respect to any improvements in the Property and (ii) Tenant reimburses Landlord for its reasonable out-of-pocket costs and expenses incurred for outside consultants who advise Landlord with respect to such variance.

Schedule M-1

1

SCHEDULE “M-2”

EXPANSION RIGHTS ON FOURTH FLOOR EAST AND THIRD FLOOR SOUTH

[CHART OF EXPANSION RIGHTS ON .....]

Schedule M-2

1

	Payment of Rent, etc. on Termination	11
ADDITIONAL PROVISIONS
11.	Common Areas	11
12.	Relocation of Leased Premises	12
13.	Subordination and Attornment	12
14.	Certificates	12
15.	Inspection of and Access to the Leased Premises	12
16.	Delay	13
17.	Waiver	13
18.	Sale, Demolition and Renovation	13
19.	Public Taking	13
20.	Registration of Lease	14
21.	Lease Entire Agreement	14
22.	Notices	14
23.	Interpretation	14
24.	Extent of Lease Obligations	15
25.	Use and Occupancy Prior to Term	16
26.	Limitation on Landlord Liability	16
27.	Waiver of Jury Trial	16
28.	Choice of Law	16
29.	Hazardous Materials	16
30.	Americans with Disabilities Act	16
31.	Schedules	16

Definitions of Principal Terms	Paragraph	Page

Additional Rent	3(b)	2

Additional Services	4(b)	D-2

Basic Rent	3(a)	2

Building	1	1

Debts, Liabilities & Obligations	4	3

Fiscal Period	3(c)	2

Insured Damage	9(e)	9

Landlord		1, 11

Landlord’s Taxes	2(a)	C-1

Leased Premises	1	1

Leasehold Improvements	1	F-1

Landlord’s Work	2	F-1

Operating Costs	5	D-2

Property	1	1

Public Taking	19	13

Rent	3(d)	3

Taxes	2(b)	C-1

Tenant		1

Tenant’s Proportionate Share	2(d)	C-2

Tenant’s Proportionate Share	7	D-3

Tenant’s Taxes	2(c)	C-1

Term	2(a)	1

Schedules

31. The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein:

Schedule “A”	–	Legal Description of Property
Schedule “B”	–	Measurement of Rentable Area
Schedule “B-1”	–	Location of Leased Premises
Schedule “B-2”	–	Space Plan
Schedule “B-3”	–	Designated Parking Spaces
Schedule “C”	–	Taxes Payable by Landlord and Tenant
Schedule “D”	–	Services and Costs
Schedule “E”	–	Rules and Regulations
Schedule “F”	–	Leasehold Improvements
Exhibit F-1	–	Construction Rules and Regulations
Exhibit F-2	–	Base Building Construction
Exhibit F-3	–	Environmental Certification
Schedule “G-1”	–	Tenant Improvement Allowance
Schedule “H”	–	Option to Renew
Schedule “I”	–	Letter of Credit
Schedule “J”	–	Restrictive Covenant in other Leases
Schedule “K-1”	–	Option to Cancel
Schedule “K-2”	–	Occupancy Prior to Commencement of Term
Schedule “K-3”	–	Storage Space
Schedule “L-1”	–	First Opportunity to Lease
Schedule “L-2”	–	Option to Expand
Schedule “M-1”	–	Signage
Schedule “M-2”	–	Expansion Rights on third Floor East and South

IN WITNESS WHEREOF the parties hereto have executed this Agreement. I/We have authority to bind the corporation.

Landlord:

THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

/s/ CANDY KEISER	by Signature	/s/ BRUCE R. PEARSON

Witness as to signing by Landlord	Title:	Bruce R. Pearson Regional Director

Tenant:

Witness/Attest	AMERICAN PHARMACEUTICAL PARTNERS, INC.

/s/ KRISTY D. REYES	by Signature	/s/ NICOLE S. WILLIAMS

Witness as to signing by Tenant or officer(s) of Tenant	Title: Print Name:	EVP & CFO Nicole S. Williams

	by Signature	/s/ JACK C. SILHAVY

	Title: Print Name:	VP, General Counsel & Assistant Secretary Jack C. Silhavy

INITIAL
Landlord Tenant JCS

TO: AMERICAN PHARMACEUTICAL PARTNERS, INC.

THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.) hereby offers to lease you the premises described under the terms and conditions as set forth in the Lease attached hereto forming a part hereof and initialed and signed by the parties.

If this Offer is accepted by you, please return three (3) enclosed originals to us by not later than February 18, 2004, after which time if not accepted, this Offer shall be null and void.

A check for $250,000.00, to be held by The Manufacturers Life Insurance Company (U.S.A.) as a deposit to be applied to Basic Rent and/or as a security deposit, is to be included with this accepted offer.

DATED this 13th day of February, 2004.

THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

By:     /s/    CANDY KEISER

The undersigned hereby accepts the enclosed Offer:

DATED this 13th day of February, 2004.

/s/ Nicole S. Williams

Offeree’s Name

/s/ Nicole S. Williams	/s/ EVP & CFO

Signature	Title

/s/ Jack C. Silhavy	VP General Counsel & Assistant Secretary

Signature	Title

(Note: If a corporation, give title of signing officer and affix seal.)